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                                                                   Exhibit 10.31

                                       OEM

                                PURCHASE AND SALE
                                    AGREEMENT

                                 By and Between

                           Nortel Networks Corporation

                               Avanex Corporation

                                       and

                                  Avanex Cayman











                    NOTE: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

 1.      DEFINITIONS .......................................................  1
 2.      SCOPE .............................................................  3
 3.      EXHIBITS ..........................................................  5
 4.      NORTEL NETWORKS' PRODUCT QUALIFICATION AND
         ACCEPTANCE PROGRAM ................................................  5
 5.      PRODUCT AND PROCESS CHANGES .......................................  7
 6.      QUALITY CONTROL AND RELIABILITY REQUIREMENTS,
         SUPPLY MANAGEMENT AND NORTEL
         NETWORKS' AUDITING RIGHTS .........................................  9
 7.      PROPRIETARY COMPONENTS ............................................ 11
 8.      ORDERING .......................................................... 12
 9.      DELIVERY .......................................................... 13
10.      PRICES AND PAYMENTS ............................................... 15
11.      TITLE AND RISK OF LOSS ............................................ 16
12.      ACCEPTANCE OR REJECTION ........................................... 16
13.      WARRANTY .......................................................... 17
14.      REPAIR PROCEDURES ................................................. 20
15.      REPAIR SERVICES ................................................... 21
16.      CONTINUING AVAILABILITY OF TECHNICAL ASSISTANCE,
         REPAIR SERVICES, MAINTENANCE, REPLACEMENT
         AND REPAIR PARTS .................................................. 25
17.      TECHNICAL ASSISTANCE AND MARKETING SUPPORT ........................ 25
18.      DOCUMENTATION ..................................................... 26
19.      CONFIDENTIAL INFORMATION .......................................... 27
20.      INTELLECTUAL PROPERTY RIGHT INFRINGEMENT .......................... 29
21.      HAZARDOUS MATERIALS ............................................... 30
22.      INDEMNITY ......................................................... 30
23.      COMPLIANCE WITH LAWS .............................................. 31
24.      CONSEQUENTIAL DAMAGES ............................................. 31
25.      INSURANCE ......................................................... 32
26.      FORCE MAJEURE ..................................................... 32
27.      TERM .............................................................. 33
28.      TERMINATION AND CONTINUING RIGHTS ................................. 33
29.      NOTICES ........................................................... 34
30.      MANUFACTURING ESCROW AND CONTINGENT LICENSE ....................... 34
31.      GOVERNING LAW ..................................................... 35
32.      GENERAL ........................................................... 35

                                    EXHIBITS

Exhibit A - Product Lists, Part I and Part II, Prices, Discounts, Availability
            Dates and FCA Delivery Locations

Exhibit B - Specifications and Acceptance Program

Exhibit C - Demand-Pull Program

Exhibit D - Repair Services Rates, FCA Repair Locations and Technical Assistance
            Rates

Exhibit E - Procedures for Orders utilizing EDI and TDI

Exhibit F - Monthly Reports

Exhibit G - Change Notification

Exhibit H - Technical Assistance

Exhibit I - RUS Debarment Certificate

Exhibit J - Marketing Support

Exhibit K - North American Free Trade Agreement - Procedures

Exhibit L - Notices

Exhibit M - Initial Avanex Press Release

                                                                          Page 2

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                         OEM PURCHASE AND SALE AGREEMENT

This OEM Purchase and Sale Agreement ("Agreement") entered into by and among Nortel Networks Corporation, a Canada corporation with offices located at 9300 Trans Canada Highway, Saint-Laurent, Quebec, H4S I K5, Canada on behalf of itself and its parent, Nortel Networks Corporation and Subsidiaries of Nortel Networks Corporation, (hereinafter collectively referred to as "Nortel Networks") and Avanex Corporation, a Delaware corporation and Avanex Cayman, a corporation incorporated under the laws of the Cayman Islands, and a wholly-owned subsidiary of Avanex Corporation, both with principal executive offices located at 40919 Encyclopedia Circle, Fremont, CA, 94538, U.S.A. (hereinafter collectively referred to as "Avanex").

WITNESSETH that the Parties hereto hereby agree as follows:

1.       DEFINITIONS
         -----------

1.1      As used herein:

a)       "ARO" means after receipt of a Purchase Order or Release.

b) "Blanket Purchase Order" means a Purchase Order which does not set forth a Delivery Date.

c) "Business Day" means any day other than a Saturday, Sunday, a non-working day or statutory holiday observed in the jurisdiction where a right is to be exercised or an obligation to be executed hereunder.

Cl) Contract Manufacturer means a third party which enters into an agreement with a Nortel Networks Company to (1) manufacture in modified or unmodified form, a Nortel Networks product incorporating the Product, and (2) lease, sell, sublicense or otherwise distribute (directly or indirectly) through distributors such Nortel Networks product under Nortel Networks' or the Contract Manufacturer's own brand name.

d) "Delivery Date" means the date specified in a Purchase Order or a Release when the Products are to be delivered to the FCA Delivery Location except in the event Nortel Networks elects to take delivery of such Products at Avanex's loading dock, in which case the Delivery Date shall be the date Nortel Networks takes delivery of such Products at Avanex's loading dock.

e) "Demand-Pull Program" means Nortel Networks' ordering process which may be established by Nortel Networks pursuant to Section 8 (Ordering) and Exhibit C.

f)       "Documentation" means the documentation as described in Section 18.

g) "EDI" means the electronic data interchange procedures established in Exhibit E.

h)       "Effective Date" means January 1, 2000.

i)       "Exhibit" means any Exhibit listed in Section 3 hereof.

j) "FCA Delivery Locations" means FCA delivery locations listed in Exhibit A, Part III.

k) "FCA Repair Locations" means Avanex's FCA repair locations listed in Exhibit D, Part II.

l) "Free Carrier" and "FCA" have the meaning set forth in the International Chamber of Commerce document, "INCOTERMS 1990".

m) "Hardware" means the hardware components of the Products and any set of programs in machine-executable code whether residing in fixed coded instructions resident in read-only memory or equivalent devices forming part of hardware and sometimes known as firmware or whether residing in any other form of memory device such as `flash memory'.

n) "Party" means Nortel Networks or Avanex and "Parties" means Nortel Networks and Avanex.

o) "Prices" means the prices applicable to the Products and Repair Services determined in accordance with Section 10 (Prices and Payments) hereof, Exhibit A, Part I and Part II and Exhibit D.

p) "Process" means a set of inter-related resources and activities which transform inputs into outputs; resources may include personnel, finance, facilities, equipment, techniques and methods.

q) "Product" means any one of the fibre optic components, as modified by Avanex for Nortel Networks and listed in the Product List attached hereto as Exhibit A, Part I, as such Exhibit A, Part I may be modified, from time to time, in accordance herewith or by agreement of the Parties and "Products" means some or all Products.

         Whenever the term "product" is used in this Agreement with respect to any Avanex product, such term designates any such product listed in Exhibit A, Part II not yet accepted by Nortel Networks in accordance with Section 4 (Nortel Networks' Product Qualification and Acceptance Process) and "products" means some or all products.

r) "Purchase Order" means any purchase order issued (by any means of transmission) or output of an electronic "paperless" process, initiated by Nortel Networks, in respect of the Products and accepted pursuant to
         Section 8 (Ordering).

s) "Release" means a verbal release confirmed in writing within two (2) Business Days, the document issued (by any means of transmission) or output of an electronic "paperless" process, initiated by Nortel Networks, pursuant to a Blanket Purchase Order by which the Delivery Date for such Blanket Purchase Order or portion(s) thereof is requested.

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t)   "Repair Date" means the date on which the repair of a Product is completed as stamped on the Products in accordance with Section 14.4.

u) "Repair Services" means in the case of Hardware, the upgrade, the repair or replacement of defective Hardware as set forth in Section 15 (Repair Services) to be performed during and after the applicable Product Warranty Period. For the purpose of this Agreement, "defective Hardware or Products" means that either the Hardware or Products does not conform to the Specifications, as described hereto.

v) "Specifications" means the technical specifications and the other requirements listed, described or referred to in Exhibit B, Part I, including acceptance test specifications, which are required to be met by the Products and the Documentation.

w) "Subsidiary" means a corporation in which a Party effectively owns or controls, and continues to own or control, directly or indirectly, more than fifty percent (50%) of the voting stock or shares.

x) "Term" has the meaning ascribed to such term in Section 27 (Term) of this Agreement.

y) "$" or "Dollars" means lawful money of the United States of America except as otherwise expressly set forth herein.

1.2 Any reference in this Agreement to another agreement shall mean such other agreement as executed by the Parties thereto and all amendments thereto, unless otherwise explicitly stated.

2.   SCOPE

2.1 From time to time Nortel Networks may request Avanex to sell the Products to Nortel Networks and Avanex agrees to sell such Products to Nortel Networks. The sale of Products by Avanex and the purchase of Products by Nortel Networks shall be in accordance with the terms of this Agreement and Exhibits thereto. The terms and conditions of this agreement shall cover all commercial dealings between the Parties retroactively to January 1, 2000.

2.2 Nortel Networks shall have the right to request Avanex to customize any Product, product or Documentation; and Avanex, upon Nortel Networks' request will then utilize reasonable commercial efforts to so customize any such Product, product or Documentation. Customization requirements, if any, shall be incorporated in the Specifications and the sale and purchase of any customized Product, product or Documentation shall be in accordance with the terms and conditions of this Agreement and Exhibits thereto. At the time any customized Product, product or Documentation is incorporated in this Agreement, Exhibit A, Part II and Exhibit B shall be amended to add thereto the prices and the availability date and the acceptance program applicable to such customized Product, product or Documentation. This
     Section is also applicable to Documentation included with the Products and products.

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     If requested by Nortel Networks, the Products will incorporate Nortel
     Networks' reasonable branding requirements, in accordance with the Specifications to include, as mutually agreed and without limitation, Nortel Networks' name, trademark and logotype, Nortel Networks' color, Nortel Networks' part number as per Specifications, Nortel Networks' bar-codes and/or CLEI codes with each Product, packing material with Nortel Networks' logotype and Nortel Networks' box bar coding, applicable to each shipment.

2.3 Avanex hereby grants to Nortel Networks the non-exclusive worldwide right to distribute and sell Products, whether directly or indirectly.

2.4 Nortel Networks and Avanex may from time to time, by mutual written agreement, modify the Product lists contained in Exhibit A, to add thereto other products offered for sale by Avanex, and/or to incorporate therein enhancements or new features introduced in Products by Avanex. Avanex shall advise Nortel Networks during scheduled Product marketing reviews and shall upon mutually agreeable terms, offer and make available to Nortel Networks for incorporation in this Agreement, any new product or Product enhancement or new feature that Avanex makes generally available. Such notification shall be made by Avanex to Nortel Networks within seven (7) calendar days of the Avanex's internal design authorization allowing any such new product, enhancement or feature. If Nortel Networks accepts Avanex's offer, the actual incorporation in this Agreement of any such new product or any Product enhancement or new feature will take place only after it complies with Nortel Networks' acceptance requirements under Section 4 (Nortel Networks' Product Qualification and Acceptance Process). At the time any new product or Product enhancement or new feature is incorporated in this Agreement, Exhibit A, Part II and Exhibit B shall be amended to add thereto the prices and the availability date and the acceptance program applicable to such new product or Product enhancement or new feature.

2.5 Except for the terms and conditions set out in Section 19 "Confidential Information", nothing in this Agreement shall be interpreted or construed to limit either Party's right to perform or to continue to perform its own independent research, development, manufacturing or marketing of any type of products or systems even if such research, development, manufacturing or marketing pertains to technology or products similar to the Products or products.

2.6 Avanex accepts and acknowledges that Nortel Networks may request it to sell Products to Nortel Networks Companies and in such event this Agreement shall be deemed to extend to and for the benefit of Nortel Networks Companies which Nortel Networks Companies shall be entitled to exercise on behalf of Nortel Networks, Nortel Networks' rights in respect of the purchase of Products pursuant to this Agreement including, without limitation, the right to place Purchase Orders together with the rights which accrue in respect of the Products or in respect of the ordering or delivery of such Products. For the purposes of giving effect to the above, where a Nortel Networks Company purchases Products pursuant to this Agreement, where the context so admits, references to Nortel Networks shall be deemed to be to the relevant Nortel Networks Company which is ordering and/or purchasing Products in accordance with the terms of this Agreement. Each Blanket Purchase Order, Release and Purchase Order shall create rights and obligations solely between Avanex and the Nortel Networks Company which issues the Blanket Purchase Order, the Release and the Purchase Order. For the purpose of this Agreement, "Nortel Networks Company" shall mean individually or collectively: (i) a Contract Manufacturer and/or (ii) a joint venture, which is a cooperative enterprise formed between a Nortel Networks Company and one or more other autonomous entities to address more effectively certain mutual business interests and opportunities; and (iii) a corporation or other legal entity other than a Subsidiary in which a Nortel Networks Company, directly or indirectly owns or controls, and continues to own or control, twenty percent (20%) or more of the voting stock or shares, or other control mechanism. Where Nortel wishes to have a Nortel Networks Company purchase Products under the terms and conditions of this Agreement, the parties shall meet to discuss, and subject to Avanex being reasonably satisfied as to creditworthiness and other legal and strategic obligations binding Avanex, the parties may amend this Agreement in writing to include specifically named Nortel Networks Companies.

3.   EXHIBITS

3.1 The following Exhibits, attached hereto, are an integral part of this Agreement and are incorporated herein by reference:

     Exhibit A -    Product Lists, Part I and Part II, Prices, Discounts,
                    Availability Dates and FCA Delivery Locations
     Exhibit B -    Specifications and Acceptance Program
     Exhibit C -    Demand-Pull Program
     Exhibit D -    Repair Services Rates, FCA Repair Locations and Technical
                    Assistance Rates
     Exhibit E -    Procedures for Orders utilizing EDI and TDI
     Exhibit F -    Monthly Reports
     Exhibit G -    Change Notification
     Exhibit H -    Technical Assistance
     Exhibit I -    RUS Debarment Certificate
     Exhibit J -    Marketing Support
     Exhibit K -    North American Free Trade Agreements - Procedures
     Exhibit L -    Notices
     Exhibit M -    Initial Avanex Press Release

3.2 Any amendment to any Exhibit shall be in the form of a revised Exhibit duly dated and signed by authorized representatives of the Parties and shall be incorporated herein by reference.

4.   NORTEL NETWORKS' PRODUCT QUALIFICATION AND ACCEPTANCE PROGRAM

4.1 Avanex undertakes to supply Products which comply with the Specifications. Except as otherwise set forth herein, prior to being purchased by Nortel Networks, the products listed in Exhibit A, Part II will undergo a program of evaluation, qualification and acceptance by Nortel Networks ("Acceptance Program") to verify their compliance with the Specifications. Products listed in Exhibit A, Part I have been accepted by Nortel Networks in accordance with this Section 4. The Acceptance Program will be conducted in accordance with Exhibit B, Part II.

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4.2  It is acknowledged by Avanex that circumstances may arise where Nortel
     Networks will desire to purchase one or more products as are listed in Exhibit A, Part II, prior to acceptance thereof in accordance with this
     Section 4. Such circumstances will be examined in good faith by the Parties on a case-by-case basis. In the event Avanex accepts to sell any one of the products, Nortel Networks will issue Purchase Order(s) covering same and the provisions of Section 4.6 shall be applicable to such Purchase Order(s) which, for the purpose of determining the rights and obligations of the Parties hereunder, shall be deemed to have been issued in respect of Products. Avanex shall not unreasonably refuse to accept Nortel Networks' Purchase Orders covering products.

4.3 Acceptance by Nortel Networks of the products will take place upon successful completion by Nortel Networks of its Acceptance Program. Nortel Networks will notify Avanex in writing of its acceptance of the products within three (3) Business Days from successful completion of its Acceptance Program.

4.4 In the event that in the course of the carrying out of the Acceptance Program, Nortel Networks determines that the products fail to comply with the Specifications, Nortel Networks will promptly notify Avanex in writing of such failure, with reasonable detail, and upon receipt of such notice, Avanex will, at its expense, take prompt and effective action to correct the notified deficiencies by the applicable Acceptance Date, as such term is hereafter defined. Product acceptance dates shall be mutually agreed upon by the Parties on a case-by-case basis, (herein referred to as "Acceptance Date"), or extensions thereof, if any, granted in writing by Nortel Networks. In such case, acceptance of the products will take place upon verification by Nortel Networks that the notified deficiencies have been corrected, and accepted products shall become Products hereunder and be deemed to be included in Exhibit A, Part I.

4.5 In the event that acceptance of the products does not take place on or before the Acceptance Date or extensions thereof, if any, granted in writing by Nortel Networks, Nortel Networks may, in addition to any other remedies hereunder, at law or in equity, recover all reasonable costs and charges it has incurred as a result of the products not being accepted by the Acceptance Date, including, without limitation as to the nature of such costs and expenses, laboratory testing cancellation charges. In addition Nortel Networks may, upon notice to Avanex to that effect, request that a design review be held between Avanex's and Nortel Networks' engineers in order to determine how far away the products actually are from acceptance.

4.6 In the event Avanex has accepted Nortel Networks' Purchase Order(s) for products pursuant to Section 4.2 hereof, Nortel Networks may, in addition to its rights under Section 4.5 hereof, request that Avanex provide, and in such event, Avanex will provide as a temporary solution, functionally equivalent equipment acceptable to Nortel Networks' customer(s). Once the products have passed acceptance, Avanex shall, at cost and expense mutually agreed to by the Parties, replace the functionally equivalent equipment with the Products, and shall invoice Nortel Networks for the price of Products and the agreed to costs and expenses once the Products have been delivered to Nortel Networks' customer(s).

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4.7  Avanex represents and warrants that it has identified and will use its best efforts to continue to identify to Nortel Networks any sole source/critical components incorporated into the Products.

4.8 Acceptance of the Products by Nortel Networks under this Section 4 shall not relieve Avanex from its obligations to manufacture, deliver, repair and support the Products in accordance with this Agreement.

5.   PRODUCT AND PROCESS CHANGES

5.1 Avanex shall notify Nortel Networks in writing of all proposed modifications and changes that affect form, fit, function, performance or Price (herein "Change(s)") to the Products and/or Processes. Such notification shall be made by Avanex to Nortel Networks within seven (7) calendar days of the Avanex's internal design authorization allowing any such Change except in the cases contemplated in Section 5.6, in which case Avanex shall promptly so notify Nortel Networks and initiate immediate action to correct the situation. The Changes which require that a notice be forwarded to Nortel Networks shall include, without limitation, any proposed Change to the Products in accordance with the classifications described in GR-209-CORE (herein "GR-209"). All Changes proposed outside the spectrum of GR-209 shall be classified as "O". Avanex shall comply with GR-209 except to the extent expressly set forth in this Section 5. The reasonable interpretation of GR-209 resides with Nortel Networks. Avanex's Change notifications (herein "Change Notifications") shall be in the form and content of Exhibit G.

5.2 Avanex's written Change Notifications shall be numbered in a single sequential numbering scheme and shall include the information specified in GR-209 including the following: a detailed list of the Products and/or Processes affected and associated Changes that must be implemented in conjunction with or prior to the notified Change, the compatibility of the Change with the Products and/or Processes currently deployed, a detailed description of the reason for the Change, the effect on the Products and/or Processes once the Change is implemented and the procedure of implementation. In addition, a detailed description of the Change, the consequences if the Change is not implemented and the planned implementation date of the Change shall be included in the Change Notification. Avanex will propose a disposition plan for Nortel Networks' and its customers' stockrooms. Nortel Networks will notify Avanex of the type and quantity of Products it requires for the implementation of the Change and location where such Products should be delivered to.

5.3 Nortel Networks reserves the right to request reasonable test data associated with any Product Changes. Furthermore, in the event Nortel Networks determines it is necessary to verify the Change prior to acceptance, Avanex shall supply, on loan and without charge, sufficient production level quality Products for such verification, or offer some other alternative arrangement, reasonably satisfactory to Nortel Networks, for such verification.

5.4 If Nortel Networks disagrees with any classification issued by Avanex, Avanex shall present evidence in writing, within a period of five (5) Business Days from Nortel Networks' request therefor, that such a classification is justified. If Nortel Networks still disagrees with the justification, Avanex shall negotiate in good faith with Nortel Networks until a final resolution is mutually agreed upon by the Parties within thirty (30) calendar days from the date of Nortel Networks' notice of disagreement. In the event that thirty (30) calendar days after the date of Nortel Networks' notice of disagreement, the Parties still disagree on the Change classification, Nortel Networks' reasonable determination shall prevail and be final.

5.5 Avanex shall not implement a Change such as those contemplated above without the prior written consent of Nortel Networks, which consent may not be unreasonably withheld. Should Nortel Networks fail to respond within a period of forty (40) calendar days from the date it has received a notice forwarded by Avanex under this Section 5, then
        Avanex shall have the right to implement such Change.

32.12 In addition to Avanex's warranty obligations contained in Section 13 (Warranty) and without diminishing Avanex's obligations under this
        Section 5 and Sections 6 (Quality Control and Reliability Requirements, Supply Management and Nortel Networks' Auditing Rights) and 15 (Repair Services), in the event that, during the Product Warranty Period or thereafter, an intrinsic design or manufacturing defect of the Product(s), causes an inoperative or hazardous condition of a nature as to require the introduction in the Product(s) of a Class A or AC Change, as described in GR-209, Avanex shall, as expeditiously as possible, at its expense, generate a Class A or AC Change, as applicable, to eliminate the defect, and supply such Change, at no charge, for installation by Nortel Networks at reasonable costs, at Avanex's expense, in all defective units of the Product(s), both installed and stocked, in accordance with a retrofit program negotiated by Nortel Networks with its customers. A retrofit program is a program that allows Nortel Networks to install the Change in all of Nortel Networks' stockrooms and customer locations within a period not to exceed one hundred and eighty (180) calendar days from the date such inoperative, hazardous or unsatisfactory condition first occurs. In the course of negotiations of the retrofit program with its customers, Nortel Networks shall consult closely with Avanex with a view to endeavor to achieve the twofold objective of customers' satisfaction and minimization of retrofit costs to Avanex. For the purpose of this Agreement, an "intrinsic design defect" is one that occurs even though the Product itself complies with the Specifications. Similarly, a "manufacturing defect" is one where although the Product conforms to the Specifications, and standard Product testing does not reveal the defect, the reliability of the Product over a period of time is adversely affected, and results in field failures at Nortel Networks' customers' sites.

        Avanex shall provide, at its expense, seed stock units to support a retrofit project completion within said one hundred and eighty (180) days in quantities determined in accordance with the following formulae: The one hundred and eighty (180) day period begins when all the details of the retrofit program are determined by Nortel Networks.

        Seed Stock Units = Material Cycle Time (Weeks) x Repair and Return Rate

        Repair and Return Rate =          Number of units to be retrofitted
                                    --------------------------------------------
                                    Change Completion Date - Implementation Date

5.7 Nortel Networks shall provide to Avanex Nortel Networks' Product Engineering Code, the release number of the Product and the CLEI code of the Product, if required, for each Product Change under this Section 5. At Nortel Networks' request, this information shall be placed on the Products by Avanex in accordance with the Specifications.

5.8     From acceptance of the Products by Nortel Networks in accordance with
        Section 4 (Nortel Networks' Product Qualification and Acceptance Process), Avanex shall provide Nortel Networks with a field baseline report which will include: Nortel Networks' part number, Current Revision Level, New Revision Level, Reason for Change, Parts affected by Change, if applicable. This report will be updated for every Change. Avanex will use its best efforts to produce these updates within seven
        (7) Business Days of each Change date.

32.12 Throughout the Term, Avanex shall requalify the Products as frequently as is required by telecommunications industry standards in accordance with Bellcore Standard TR-NWT-000418, Issue 2 (Draft 3) September 1992, or its most recent version, as applicable.

5.10 Change notices relating to Product Changes should be sent to Nortel Networks' System Engineering Department and Change notices relating to Process Changes should be sent to Nortel Networks' Quality Department. Avanex's Quality Department shall be responsible for the obligations described in this Section 5.

6. QUALITY CONTROL AND RELIABILITY REQUIREMENTS, SUPPLY MANAGEMENT AND NORTEL NETWORKS' AUDITING RIGHTS

6.1     ISO 9001 Certification

6.1.1 Avanex represents and warrants that it shall seek to obtain by September 31, 2000, and in any event no later than December 31, 2000, ISO 9001 certification or any applicable improvement to that standard. Avanex undertakes to maintain ISO 9001 certification in effect throughout the Term including in respect of Avanex's quality control systems, and Avanex's continued failure to maintain ISO 9001 certification for a period of forty-five (45) calendar dates from the loss of such certification, shall constitute a material breach by Avanex of its obligations hereunder.

6.1.2 In the event Avanex receives any notice of non-conformance to ISO from the ISO registrars, Avanex shall immediately advise Nortel Networks and forthwith provide Nortel Networks with (i) the list and details of the non-conformance and (ii) the detailed plan submitted to the ISO registrars including timelines and goals to achieve compliance with ISO 9001.

6.2     Quality Control and Reliability Requirements

6.2.1 All Products delivered by Avanex to Nortel Networks shall comply with the Specifications including Nortel Networks' quality and reliability target metrics set out therein, such metrics to include, without limitation, Mean Time Between Failure ("MTBF"), Return Rate ("RR") and Supplier Product Quality Level ("SPQL"). In the event Nortel Networks proposes any changes or additions to such quality and reliability target metrics, Avanex shall not unreasonably refuse to agree or delay compliance with such changes.

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6.2.2    Products furnished hereunder by Avanex shall be tested and inspected by
         Avanex prior to shipment in accordance with testing and inspection procedures as approved by Nortel Networks. Avanex agrees to perform all quality control functions to ensure compliance of the Products with the Specifications and conformance with good commercial practice. Avanex warrants that all Products furnished hereunder shall meet all criteria set forth in the Specifications. Detailed inspection records are to be maintained by Avanex and made available to Nortel Networks upon reasonable request.

6.2.3 Avanex shall provide Nortel Networks with a monthly report covering the items shown in Exhibit F and any other items reasonably required by Nortel Networks in a format acceptable to Nortel Networks.

6.2.4 Avanex shall, within seven (7) Business Days of becoming aware of any such event, report to Nortel Networks by technical bulletin or report any potential, suspected or actual (i) defect in design and/or manufacturing of the Products, (ii) malfunction of the Products or of products similar to the Products, (iii) failure of the Products to conform to the Specifications or (iv) uses of the Products in combination with other product(s) or services which cause or have the potential of causing disruption in the services provided by end-users using the Products.

6.3      Supply Management

6.3.1 Nortel Networks may, from time to time, identify in a notice to Avanex those components and materials used in the manufacture of Products which are subject to this Section 6.3. From the date of Nortel Networks' notice to Avanex, all components and materials so identified by Nortel Networks, and the vendors of such components and materials, shall be reasonably approved by Nortel Networks and Avanex shall only use such approved components and materials procured from such approved vendors in its manufacture of the Products hereunder. Upon reasonable request of Nortel Networks, Avanex shall provide Nortel Networks with mutually agreeable information relating to Avanex's suppliers, insofar as such information is not confidential information of such suppliers. In the event an Avanex supplier is found to be reasonably unacceptable to Nortel Networks, Avanex and Nortel Networks shall work together in good faith to find a substitute vendor as soon as possible, without unnecessarily disrupting supply of the Products.

6.3.2 In the event Nortel Networks reasonably determines that components, materials and/or vendors are no longer approved for use in the manufacture of Products and so advises Avanex, Avanex shall, without unnecessarily disrupting supply of the Products, approve all substitute vendors and perform the qualification of all substitute components and materials to ensure that Products incorporating such components and materials comply with the Specifications. The selection of any substitute approved vendors by Avanex is subject to Nortel Networks' audit to assess the acceptability and establish the credibility of such vendors, which acceptance shall not be unreasonably withheld. Avanex and Nortel Networks shall work together in good faith to find a substitute vendor as soon as possible, without unnecessarily disrupting the supply of Products.

6.3.3 Avanex's supply management Processes and records are subject to audit by Nortel Networks, to assess their efficiency and ensure corrective and preventive actions are taken internally by Avanex or externally with the approved vendors. Nortel Networks' audit of suppliers approved by Avanex, other than those recognized by Nortel Networks' Integrated Electronic Data Base ("IEDB") and Nortel Networks' Divisional Component Database ("DCD"), and of the Processes and records for non-conforming components and materials, may be held within thirty (30) calendar days of evidence of receiving non-conforming Products from Avanex.

6.4    Nortel Networks' Inspection Rights

6.4.1 Upon fifteen (15) Business Days' written notice, Nortel Networks may inspect or test, at all reasonable times and at Avanex's locations, any Products covered by this Agreement. Avanex shall provide at no additional cost such facilities, labor, data, specifications, manuals and information as are reasonably required to allow Nortel Networks to perform a full range of quality assurance functions without unduly interfering with Avanex's normal day-to-day operations. Inspection of Products may be performed in whole or in part prior to final assembly and/or completion of manufacturing or repair Processes.

6.4.2 In addition to, and without restricting, Nortel Networks' auditing and inspection rights described in this Section 6, Nortel Networks shall have the right to visit Avanex's manufacturing location(s) for the purpose of inspecting any of the Processes, upon fifteen (15) Business Days' written notice. Nortel Networks shall request inspection no more frequently than required by good commercial practices.

6.4.3 Nortel Networks shall keep Avanex promptly informed as to any problems encountered with the Products and Processes and to communicate promptly to Avanex any and all modifications or improvements to the Products and Processes suggested by any customer, employee or agent, subject to any confidentiality undertakings binding Nortel Networks to such customer, employee or agent.

6.4.4 Any exercise of, or failure by Nortel Networks to inspect Products, Processes and Avanex's manufacturing locations as set forth in this
       Section 6 and Section 12 (Acceptance or Rejection) shall not constitute, or be construed as acceptance of the Products and Processes by Nortel Networks or as relieving Avanex from its obligation to furnish all Products in compliance with this Agreement, including the Specifications, and the applicable Blanket Purchase Order, Release or Purchase Order.

7.     (INTENTIONALLY OMMITTED)

8.     ORDERING

8.1 Products will be purchased, at Nortel Networks' option, through Blanket Purchase Orders and Releases under the Demand-Pull Program or, absent such Demand-Pull Program, through Purchase Orders with a schedule of delivery, which may be issued by Nortel Networks, from time to time, in accordance with this Agreement. The Parties acknowledge that such Blanket Purchase Orders, Releases and Purchase Orders shall be transmitted by electronic means, which is to be determined by the Parties in good faith. The Parties will use commercially reasonable good faith efforts to implement the above-mentioned electronic transmission medium as soon as possible. If the Parties determine in good faith that EDI is the most effective transmission medium, the EDI methods shall be as described in Exhibit E. Avanex undertakes to be compliant with the Demand-Pull Program by June 1, 2000, and in any event, shall be Demand-Pull compliant no later than June 30, 2000.

8.2 Notwithstanding that a Blanket Purchase Order, a Release or a Purchase Order issued in respect of Products does not refer to this Agreement, any such Blanket Purchase Order, Release or Purchase Order issued by Nortel Networks during the Term shall be deemed to have been issued pursuant to this Agreement and shall be deemed to incorporate and be governed solely by the terms and conditions set forth in this Agreement unless the Parties expressly agree in writing to the contrary. Any printed terms and conditions contained in any Blanket Purchase Order, Release or Purchase Order or in any Avanex acknowledgment, invoice or other documentation shall be deemed deleted and of no force or effect. Any additional typed and/or written terms and conditions contained in any Purchase Order or Release and any Avanex acknowledgment, invoice or other documentation shall be for administrative purposes only, i.e. to identify the types and quantities of Products to be supplied, line item Prices and total Price, delivery schedule, and other similar ordering data, all in accordance with the provisions of this Agreement.

8.3 Nortel Networks shall not be obligated to purchase any quantities of Products hereunder, except and only to the extent required in order to satisfy its obligations to purchase Products pursuant to the Demand-Pull Program, if any, as expressly set forth in Exhibit C. Avanex acknowledges that no minimum line item value or minimum order values shall apply to Blanket Purchase Orders, Releases or Purchase Orders issued hereunder.

8.4 Avanex undertakes to accept any Blanket Purchase Orders and Releases or Purchase Orders issued hereunder by Nortel Networks and Nortel Networks Companies, provided that such Blanket Purchase Orders and Releases or Purchase Orders are consistent with this Agreement. Avanex shall acknowledge receipt of each Blanket Purchase Order or Purchase Order within two (2) Business Days ARO.

8.5 Any change to the original Purchase Order or Release initiated by Nortel Networks after Avanex's acknowledgment and any resulting adjustments to prices, schedule and/or other requirements of the Purchase Order or Release shall be negotiated and mutually agreed upon and subsequently detailed in a written change to the Purchase Order or Release ("Change Order"), referencing the original Purchase Order or Release and executed by authorized representatives of Nortel Networks and Avanex. The adjustment of the Purchase Order or Release price shall include actual reasonable charges incurred by Avanex related to such work under the original Purchase Order or Release. No such changes shall be performed until a Change Order has been executed by Avanex and Nortel Networks as described above.

8.6  The Blanket Purchase Orders, Releases, or Purchase Orders shall:

a) reference the number of Nortel Networks' Blanket Purchase Order, Release or Purchase Order issued for the Products;

b) include a signature of an authorized employee of Nortel Networks (to be provided by Nortel Networks);

c) have the correct Product and options description (including item numbers and part numbers if shown for that item in the Product list);

d) have the correct Price in accordance with Exhibit A of this Agreement or any amendments hereto;

e)   specify the exact quantity of Products to be delivered;

f) provide tax status for each "ship-to" location including the exemption certificate number if tax exempt;

g) have firm delivery schedules and a firm Delivery Date (where applicable) for each shipment;

h) specify the FCA Delivery Location, "ship to" and the Nortel Networks location where the invoice shall be rendered for payment;

i) specify the method of shipment including the names of carrier and broker, if applicable; and

j)   specify special shipping and transportation instructions, if any.

9.   DELIVERY

9.1  Products shall be delivered as follows:

     a) Products ordered pursuant to the Demand-Pull Program shall be delivered by Avanex FCA Delivery Location set forth in the Release within a delivery lead time not to exceed one (1) Business Day from Nortel Networks' Release(s).

     b) Products not ordered pursuant to the Demand-Pull Program shall be delivered by Avanex FCA Delivery Location set forth in the Purchase Order, within a delivery lead time not to exceed six (6) weeks ARO.

     No partial shipment shall be made without Nortel Networks' prior written consent.

9.2 Avanex shall package the Products in accordance with Nortel Networks' standard packing and external marking practices in compliance with the standards listed in Schedule B, Part III and the Specifications together with any modification reasonably requested by Nortel Networks with respect to size and external markings.

9.3 Avanex shall mark each Product listed in Exhibit A with the Avanex's model number and where practical, the description of the Product and the revision level. Each Product shall be marked, as outlined in Specifications, set forth in Exhibit B, Part III. When requested by Nortel Networks, Product shall include Nortel Networks' logotype.

9.4 Avanex shall promptly advise Nortel Networks of any anticipated delay in meeting the Delivery Date specified in any Purchase Order or Release and shall cooperate with Nortel Networks in the implementation by Avanex of any reasonably appropriate action or workaround plans with a view to enable Nortel Networks to satisfy its customer requirements. Without limiting the generality of the foregoing or otherwise affecting Nortel Networks' rights, in the event a Nortel Networks customer cancels one or more orders for Products as a result of Avanex's delay in the delivery of Products of more than five (5) calendar days, Nortel Networks shall have the right to cancel, without charge or liability, the Purchase Order and/or Release issued to Avanex in respect of Nortel Networks' customer cancelled order(s).

9.5    Nortel's Purchase Commitment and Avanex's Capacity Increase Obligations

             Nortel intends to purchase specific and mutually agreed upon fiber optic component products from Avanex hereunder, where the forecasted quantity of each Product shall be that specified in Exhibit A, during the first twelve (12) month period of this Agreement (collectively "Nortel's Purchase Commitment").

             In addition, in the event that Avanex's Product delivery, pricing and ability to ramp-up to Nortel's demand meet or exceed Nortel's reasonable expectations, then Nortel may purchase an additional mutually agreeable quantity of Products from Avanex during the first twelve (12) months of the Agreement.

9.5.1 Thereafter Nortel's said commitment to purchase shall continue for the next twelve (12) month period of the Term of the Agreement
       (collectively "Nortel's Purchase Commitment") on the following basis:

       a) where Avanex has complied with the performance requirements set out in Sub-Sections 9.5.2 and 9.5.3, to the reasonable satisfaction of Nortel during such first twelve (12) month period, Nortel's Purchase Commitment shall remain overall at the said same level;

       b) where Avanex has reasonably exceeded the performance requirements set out in Sub-Sections 9.5.2 and 9.5.3, to the reasonable satisfaction of Nortel during such first twelve (12) month period, and subject to Nortel's other legal obligations and commitments, Nortel shall in good faith use reasonable commercial efforts to increase the percentage of business in Nortel's Purchase Commitment to match the level of the exceeded performance by Avanex, provided that Nortel makes no firm commitment to effect such increase;

       c) where Avanex has failed to meet the performance requirements set out in Sub-Sections 9.5.2 and 9.5.3, to the reasonable satisfaction of Nortel, during such first twelve (12) month period, then the percentage of business in Nortel's Purchase Commitment may be decreased by Nortel to the level calculated by factoring in any reduced Nortel Purchase Commitment for any particular Product.

        The Parties agree to meet prior to the end of the first twelve (12) month period of the Agreement, to discuss Avanex's performance hereunder and Nortel's Purchase Commitment in accordance with the criteria, for the next twelve (12) month period of the Agreement.

9.5.2 Nortel's Purchase Commitment may decrease (and any such decrease may subsequently be reversed as provided for herein) in accordance with the following:

        "Delayed Delivery" shall be any instance where Avanex fails to make a shipment that a) is in compliance with the quantity of Products in a Release and the delivery date of such Products in accordance with
        Section 3.4 of Exhibit C, for Products supplied pursuant to the Demand-Pull Program, or b) as per the mutually agreed-upon delivery date with respect to Products ordered under a Purchase Order.

        "Default Period" shall be any calendar week where Avanex has made a Delayed Delivery.

        "Delivery Default" will be deemed to occur if there are three consecutive Default Periods, or five Default Periods, for the same particular Product within any calendar quarter.

        Upon the occurrence of a Delivery Default, Nortel may, upon written notice to Avanex, reduce by up to ten (10) percent Nortel's Purchase Commitment for the particular Product for that calendar quarter.

        Upon the occurrence of a second Delivery Default for the same particular Product within the same calendar quarter, Nortel may, upon written notice to Avanex, reduce by up to an additional fifteen (15) percent Nortel's Purchase Commitment for the particular Product for that calendar quarter.

        Upon the occurrence of a third Delivery Default for the same particular Product within the same calendar quarter, Nortel may, upon written notice to Avanex, reduce by up to an additional twenty (20) percent Nortel's Purchase Commitment for the particular Product for that calendar quarter.

        In addition, and notwithstanding the terms of this Section 9.5, Avanex herein recognizes Nortel's need to respond to increases in demand for the Products, and to the extent that Avanex cannot meet such increases in demand, it is understood that Nortel may seek, at its sole discretion to have such increased demand fulfilled by another supplier.

        If, at anytime within ninety (90) days from the date of written notice to Avanex reducing Nortel's Purchase Commitment pursuant to the foregoing provisions, there are no Default Periods for three consecutive weeks for the particular Product, then such reduction to Nortel's Purchase Commitment for that particular Product will be reversed and returned to the original level of Nortel's Purchase Commitment for that particular Product prior to such reduction; provided, however, that if Nortel actually purchases and receives delivery of the total quantity by which Avanex is in default under the Delivery Default of that particular Product from an alternative vendor for that particular Product covered by that Delivery Default, and if such alternative vendor makes a permanent investment in capital equipment, personnel and supply chain commitments in order to supply such Products, then Nortel will have no obligation to make up the value of the business Avanex has lost due to such Delivery Default.

9.5.3 Avanex agrees to commit manufacturing capacity to provide Nortel with the ability to increase its requirements for Products on the following basis. The Parties agree to review the following manufacturing capacity commitments early in the third quarter of calendar year 2000:

         That for all Products, Avanex commits, in each of the first, second, third and fourth 6-month periods of the Agreement, to a minimum cumulative ramp-up flex of thirty percent (30%) of the mutually agreed reference baseline quantities for Products tied to the Forecast run rates effective at the beginning of each such 6-month period (the "Baseline Product Quantity"). The ramp-up flex within any such 6-month period shall be a twenty percent (20%) flex of the Baseline Product Quantity in four (4) weeks, or a forty percent (40%) flex of the Baseline Product Quantity in eight (8) weeks.

32.12.l In addition to Avanex respecting its obligations set out in Sub-Sections 9.5.2 and 9.5.3, Nortel's Purchase Commitment is further subject to Avanex's ability in achieving competitive pricing for Products and new products. Where Avanex's proposed pricing for such Products and new products is competitive with bona fide prices received by Nortel from credible qualified third-party suppliers with the reliable ability to supply the volumes quoted within the relevant time frames, the Nortel Purchase Commitment for each specific Product or new product shall remain at the level specified in Exhibit A. Where Avanex's proposed pricing for such Products or new products is not so competitive, the Parties shall discuss and seek to arrive at competitive prices, whereupon the Nortel Purchase Commitment for each specific Product or new product shall remain at the level specified in Exhibit A. The determination of whether Avanex's pricing is "competitive" will be made by Nortel acting in good faith, based on competitive factors, including, but not limited to pricing (plus or minus 3%) capacity to deliver, and supplier performance.

32.12.1 The Parties further agree to hold monthly operational and quarterly executive reviews at mutually agreed upon times and places during the term of the Agreement.

32.12 Nortel Networks may at any time for its convenience and without cause, reschedule the Delivery Date of ordered Products, provided such rescheduled Delivery Date shall not exceed ninety (90) Business Days from the date the Products were originally scheduled to be delivered.

9.7 Nortel Networks can unilaterally: (i) cancel delivery of Products under a Purchase Order, in whole or in part, subject to payment of a cancellation fee based on the purchase price applicable to the cancelled portion of the Purchase Order, in accordance with the following:

                     Delivery Date             Cancellation Fee
                     -------------             ----------------
                      2 - 4 weeks           40% of purchase price
                     >4 - 6 weeks           25% of purchase price
                     >6 - 8 weeks           10% of purchase price
                     >8 weeks               No cancellation fee

         Provided however, that if the Products are custom to Nortel Networks such that the Products cannot be sold to other customers of Avanex without costs significantly greater than the

       Cancellation Fees set forth above, the parties shall negotiate in good faith the Cancellation Fee for the Purchase Order for those Products, provided however that Avanex has in good faith previously utilized reasonable commercial efforts to minimize its damages and sell such Products to other Avanex customers.

10.    PRICES AND PAYMENTS

10.1 Except as specifically provided herein, any charges incurred by a Party in performing its obligations hereunder shall be paid by that Party and shall not be subject to reimbursement by the other Party.

10.2 Prices applicable to Blanket Purchase Orders, Releases and Purchase Orders for Products and Repair Services issued hereunder shall be, subject to the provisions of this Section 10, the Prices as set forth in Exhibit A. Prices shall be firm throughout the Term except for cost reductions and volume discounts. The Parties shall review Prices every six (6) months --- retroactive to January 1, 2000 --- or sooner upon mutual agreement of the Parties. Nortel Networks shall promptly, using good faith and reasonable commercial efforts to do so no later than forty-five days (45) from receipt of invoice, reimburse Avanex, upon invoice, or shall pay directly, if so requested by Avanex, all taxes and charges imposed by any federal, state, or local governmental or taxing authority, relating to the purchase, ownership, possession, use, operation or relocation of Products purchased, excluding, however, all taxes computed upon the net income of Avanex.

10.3 Product Prices are: (a) FCA Avanex's Fremont plant; (b) stated and payable in US currency; (c) include packing, and other import duties and customs charges; and (d) exclude all applicable federal, state or local taxes.

10.4 Avanex further represents and warrants that the Prices charged to Nortel Networks for Products and Repair Services supplied hereunder are and will continue to be as low as those charged by Avanex, at a particular time, to any other party with whom Avanex has entered into an OEM agreement (or similar contractual arrangement), for the same Products and Repair Services or for products or services interchangeable with, or equivalent to, the Products and Repair Services, in the same year and in similar quantities.

10.5 To the extent that Avanex's records may be relevant in determining whether Avanex is complying with the requirements of this Agreement, Nortel Networks shall have the right, through independent Certified Professional Accountants acceptable to both Parties, to examine and audit, at most on a quarterly basis, during normal business hours, such records as may, under recognized accounting practices, contain information bearing upon the prices applicable to the providing of repair services similar to, or interchangeable with, the Repair Services to any other party or the sale of the same Products or products similar to, or interchangeable with, the Products to any other party, such records to be kept clear and accurate and in a form and content sufficient and adequate to permit audit as aforesaid. Nortel Networks shall retain such inspection and audit rights for so long as it will be procuring Products and Repair Services from Avanex. Such an audit will take place under a reasonable confidentiality agreement between Avanex and the auditor. The auditor will disclose to Nortel only whether he / she found Avanex to not be in compliance with the requirements of this Agreement, and, if so, the amount and period of time of that discrepancy.

10.6 Avanex shall promptly notify and extend to Nortel Networks any reductions made by Avanex in its published list prices and any increases in discounts for Products. Such price reductions and increased discounts shall apply to Blanket Purchase Orders, Releases and Purchase Orders received by Avanex on or after the effective date of the price reduction. Any price decreases will be immediately applied to any Blanket Purchase Orders, Releases or Purchase Orders received and acknowledged but not delivered by Avanex, with the exception of partial shipments on Purchase Orders already delivered.

10.7 In an effort to provide Nortel Networks the opportunity to competitively and profitably offer Products in high volume applications, Avanex shall offer to Nortel Networks, as agreed upon by the Parties, additional discounts on Products set forth in Exhibit A for Nortel Networks' use in high volume, competitive price proposals.

10.8 Payment shall be due to Avanex from Nortel Networks forty-five (45) calendar days following the receipt by Nortel Networks of an invoice for the Products, which invoice shall be delivered to Nortel Networks no earlier than the Delivery Date of the Products.

10.9 Invoices for Products delivered hereunder and for any other amounts which may be payable hereunder shall be forwarded directly to the following address (unless Nortel Networks designates, in writing, another address):

       NORTEL NETWORKS CORPORATION
       P.O. Box 90510
       Nashville, TN 37208-0510
       U.S.A.

       Attention: Accounts Payable Dept.

11.    TITLE AND RISK OF LOSS

11.1 Title to the Products (excluding Software) and risk of loss of and damage to the Products will pass to Nortel Networks upon delivery FCA Delivery Location specified by Nortel Networks in accordance with
       Section 9 (Delivery) provided that under Section 13.6 (Warranty), 14.2 and 14.7 (Repair Procedures), risk of loss of or damage to the replacement Products will pass to Nortel Networks upon the delivery thereof at a Nortel Networks designated destination.

12.    ACCEPTANCE OR REJECTION

12.1 Nortel Networks reserves the right to accept or reject Products ordered hereunder after the delivery of such Products to Nortel Networks' facility or, as the case may be, to a Nortel Networks customer's site. Products shall be deemed accepted by Nortel Networks unless Nortel Networks notifies Avanex that such Products are rejected and provides the reasons for such rejection. Within thirty (30) calendar days after Nortel Networks' receipt thereof at its facilities or, when the Products are received at a Nortel Networks customer's site, as the case may be, upon completion of installation and testing of the Products or thirty (30) calendar days after such receipt of the Products at Nortel Networks customer's site, whichever event occurs first.

12.2 Subject to Section 12.1 above if any Products are found not to be in substantial conformance with this Agreement, including the Specifications, applicable Purchase Order or Release, and/or fail to meet any of the acceptance criteria specified in the applicable Specifications, and/or in the event an excessive failure rate (as defined in the Specifications) is observed by Nortel Networks with respect to Products contained in a lot/shipment, Nortel Networks shall have the right, notwithstanding the warranty provisions contained in this Agreement, to reject the same and cancel the affected Purchase Order or Release, or, at its option, require that such Products be replaced or repaired within ten (10) Business Days at Avanex's risk and expense (including shipping charges). Any notice of rejection issued by Nortel Networks under this Section 12.2 will include a reasonably complete description of the deficiencies.

12.3 Payment or acceptance by Nortel Networks under this Agreement shall not be deemed to constitute a waiver of the rights which Nortel Networks may have resulting from Avanex's delivery of faulty or defective Products.

13.    WARRANTY

13.1   Avanex warrants that:

       a) Except for Products repaired in accordance with Section 15 hereto, Products shall, at the Delivery Date, be new and free and clear of all security interest or other lien and other encumbrance other than a purchase money security interest in Products and products shipped by Avanex but not yet paid by Nortel Networks;

       b) for a period of [*] from the Delivery Date or, [*] from the manufacturing date stamped on the Products, whichever period expires last (such period being hereinafter referred to as the "Product Warranty Period"), the Hardware shall be free from defects in materials and workmanship and shall conform to and operate in accordance with the Specifications;

       c) with the exception of any notice which may be provided by Avanex pursuant to Section 21 (Hazardous Materials), the Hardware furnished by Avanex, as described in this Agreement, is safe for normal use, is non-toxic, presents no abnormal hazards to persons or their environment, and may be disposed of as normal refuse without special precautions;

       e) all Products provided pursuant to this Agreement, when used in accordance with the Specifications and Documentation, as well as all and any software, systems or tools of Avanex used by it in the supply of Product and/or Services or performance of this

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

              Agreement in any way, shall (1) process date and time related data without causing any processing interruptions, abnormal terminations, or changes in performance characteristics, and (2) shall process and manipulate all date and time related functions correctly. Without limiting the generality of the foregoing, all Products and all and any software, systems or tools of Avanex used by it in the supply of Product and/or Services or performance provided pursuant to this Agreement, shall:

              i) correctly handle date and time related data after January 1, 2000, including but not limited to accepting date and time input, providing date and time output, and performing ongoing operations on dates and times and portions of dates and times including, but not limited to, calculating, comparing and sequencing of dates and times (in both forward and backward operations spanning century boundaries);

              ii) correctly handle leap year calculations (including but not limited to identification of leap years, interval calculations, (in both forward and backward operations spanning century boundaries), day-in-year calculations, day-of-the-week calculations, and week-of-the-year calculations);

              iii) correctly handle all two digit date and time related input in a manner that resolves ambiguity as to century in a disclosed, defined and predetermined manner.

              Avanex shall immediately notify Nortel Networks of any and all date or time-related bugs, errors or deficiencies in the Products and in all and any software, systems or tools of Avanex used by it in the supply of Product and/or Services or performance of this Agreement in any way. For the purpose of problem resolution, any such date or time-related bugs, errors or deficiencies shall be deemed (as established by the appropriate license or support agreement) to be bugs, errors or deficiencies of the highest priority level, and shall be resolved according to the procedures provided for such priority level;

       f) it has developed, is the owner of and/or possesses all necessary rights, including, without limitation, rights in respect of third party software, to use and to market the Products as contemplated hereunder;

       g) no license or other agreement is or will be violated by the terms and conditions of this Agreement;

       h) it is either the owner or is otherwise in possession of sufficient licensed rights pertaining to any portion of the Products (including the Product Hardware) in order to allow it to satisfy all of its obligations hereunder;

       i) without limiting the generality of the foregoing provisions, Avanex represents and warrants that it has the authority to enter into this Agreement and has obtained on each delivery date all rights and waivers necessary to sell Products to Nortel Networks and to grant the rights granted hereunder. Avanex represents and warrants that the Products and the exercise of the rights granted in this Agreement do not infringe any third-party patent, copyright, trademark, trade secret or other intellectual property right.

       The warranty provisions contained in this Section 13.1 shall apply during and after the Product Warranty Period, except as expressly set forth in 13.1 b) and c) above.

13.2 This warranty does not apply to items normally consumed in operation, such as lamps and fuses and to any defect which has been caused by Nortel Networks or its customers and arises from mishandling, misuse, neglect or improper testing or repair.

13.3 Avanex shall, at its expense, during the Product Warranty Period, provide Repair Services in accordance with Section 15 (Repair Services) in respect of Hardware, which have failed to conform to above warranties.

13.4 All Hardware supplied under Section 15 (Repair Services) pursuant to Avanex's warranty obligations under this Section 13, shall be functionally equal or better than the vintage of the replaced units and must be backward compatible and meet the minimum field baseline.

13.5 Hardware repairs or replacements effected during the Product Warranty Period shall be warranted, as above provided, for the remainder of the Product Warranty Period or for ninety (90) days from the Repair Date, whichever is longer. Hardware repairs or replacements effected after expiry of the Product Warranty Period shall be warranted, as above provided, for a period of ninety (90) days after the Repair Date stencilled or otherwise identified in accordance with Section 14.4 (Repair Procedures). All transportation and other expenses arising from shipping the non-conforming Products to, and the repaired or replacement Products from, Avanex shall be paid by Avanex.

13.6 Above warranty shall survive inspection, acceptance and payment. In the event Avanex does not so perform under the warranty provisions for repair or replacement in accordance with this Section, then upon Nortel Networks' request, and in addition to any other right available to Nortel Networks hereunder, Avanex shall: (a) refund to Nortel Networks the Price of such Products; and (b) be entitled to the return of such Products. All transportation and other expenses arising from shipping the non-conforming Products to, and the repaired or replacement Products from, the Delivery Location shall be paid by Avanex.

13.7 Any failure by Avanex to execute its warranty obligations as contained in this Section 13 and Section 15 (Repair Services) shall constitute a material breach of Avanex's obligations hereunder.

13.8 EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, AVANEX DISCLAIMS ALL WARRANTIES ON PRODUCTS FURNISHED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF
       MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14.      REPAIR PROCEDURES

14.1 This Section 14 shall be applicable to the providing of Repair Services described in Section 15 by Avanex during and after the Product Warranty Period.

14.2     a)   Prior to returning any defective Products to the FCA Repair
              Location, Nortel Networks will notify Avanex in writing of the defect, if known at that time, and will request authorization from Avanex for the return of such Products. Upon such request, Avanex shall provide Nortel Networks with a Return Material
              Authorization ("RMA") number to be prominently displayed on the shipping container for the defective Products and advise Nortel
              Networks of the FCA Repair Location to which the Products should be returned.

         b) In all cases covered in Section 15 (Repair Services), Nortel Networks shall then ship such Products to Avanex, freight prepaid and properly insured. Nortel Networks shall prepare proper export documentation as per Avanex's instructions, evidencing Nortel Networks' ownership of the Products and shall comply with the requirements set forth in Exhibit L (NAFTA).

14.3 Nortel Networks shall furnish the following information with Products returned to Avanex for Repair Services:

         i) Nortel Networks' or the Nortel Networks Company's name and complete address;
         ii) quantities and model numbers of Products being delivered for repair;
         iii) the nature of the defect or failure, if known;
         iv) Avanex's above-mentioned RMA number and the Purchase Order number under which repairs are to be made, if Product is no longer under warranty;
         v) name(s) and telephone number(s) of Nortel Networks' employee(s) or other designated persons to contact in case of questions about the Products;
         vi) ship-to address or Nortel Networks' location to which repaired or replacement Products should be returned;
         vii) whether or not returned Products are under warranty.

14.4 Avanex shall date stamp each repaired and returned Product with the Repair Date and type of repair "pre fix" as per Bellcore GR-209 specifications and Specifications described in Exhibit B. Hardware repaired by Avanex shall be stamped in accordance with requirements outlined in Bellcore TR-NWT-000078. Without limiting the generality of the foregoing, the stamping shall include the Repair Date stenciled or otherwise identified in a permanent manner at a readily visible location on the Hardware, unless otherwise directed by Nortel Networks.

14.5 Avanex shall promptly provide a written notice to Nortel Networks with the name(s) and telephone number(s) of the individual(s) to be contacted concerning any questions that may arise with respect to the Repair Services, and if required, specify any special packing of Products which might be necessary to provide adequate in-transit protection from transportation damage.

14.6 Once Products have been repaired or replaced by Avanex, Avanex shall reissue to Nortel Networks an invoice for such repaired or replacement Products and the charges applicable to the providing of Repair Services, if any, as set forth in Exhibit D. Avanex's invoice shall contain the following:

        i)     Nortel Networks' Purchase Order number for these Repair Services;
        ii) a detailed description of the Repair Services provided by Avanex and the need therefor;
        iii) quantities and model numbers of Products repaired and associated repair charges;
        iv)    applicable sales or excise taxes;
        v)     total amount payable;
        vi)    address to which payment should be made.

14.7 The repaired or replacement Products shall be delivered by Avanex to the destination specified by Nortel Networks, freight prepaid and properly insured. Avanex shall prepare proper export documentation as per Nortel Networks' instructions, evidencing Nortel Networks' ownership of the Products and shall comply with the requirements set forth in Exhibit L (NAFTA).

14.8 Avanex shall promptly notify Nortel Networks of returned Products which are found by Avanex to be beyond repair. Products shall only be considered beyond repair after agreement of the Parties to that effect. All Products which are found to be beyond repair shall be returned to Nortel Networks.

15.     REPAIR SERVICES

15.1 Repair Services shall be available to Nortel Networks in accordance with the provisions contained in this Section 15 and in Section 14 (Repair Procedures).

15.2 This Section 15 shall be applicable to the providing of Repair Services by Avanex during and after the Product Warranty Period.

15.3 To order Repair Services after expiry of the applicable Product Warranty Period, Nortel Networks shall issue a Purchase Order and such Purchase Order shall contain the description of the requested Repair Services.

15.4 Repair Services shall be provided by Avanex at no charge to Nortel Networks during the Product Warranty Period. After expiry of the Product Warranty Period, Repair Services shall be at prices set forth in Exhibit D (Repair Services and Technical Assistance Rates) unless otherwise set forth in this Section 15 or unless covered by Section 5 (Product and Process Changes).

15.5    Like-for-Like Repair Services

15.5.1 Avanex shall hold at its expense and at its Fremont, CA plant a quantity of spares at the module level ("Spare Buffer"), such quantity to be determined and agreed to by the Parties on the basis of the volume of Products delivered hereunder and the applicable Mean Time Between Failure ("MTBF") rates. In any event, the Spare Buffer to be held by Avanex shall be sufficient to enable immediate replacement of Products by Nortel Networks to its customers in all cases of failure which do not fall in the category of a retrofit. Avanex's obligations under this Section 15.5.1 do not cover spares which may be required by Nortel Networks for Product retrofits or upgrades.

15.5.2 Nortel Networks will at its option provide customers with one of the following replacement services:

         i) replacement of Products from the Spare Buffer after the receipt of defective Products; or
         ii) in exceptional cases, replacement of the Products from the Spare Buffer on a "Phone-in" advance replacement basis. The defective Products are generally returned to Nortel Networks by end-user customers within sixty calendar days.

         Avanex will maintain sufficient Products in the Spare Buffer to accommodate both replacement services.

         Avanex will in good faith utilize reasonable commercial efforts to immediately replenish the Spare Buffer with Product replacements that are functionally equal or better than the vintage of the replaced Products, are backward compatible and meet the minimum field baseline, or with new Products, at Avanex's option.

         In cases of "catastrophic" failure, Avanex shall divert manufacturing output for replacement of faulty modules. Avanex must use its reasonable commercial efforts not to affect the delivery schedule of new Products but should delays in delivery occur, they shall not constitute a breach of this Agreement.

15.5.3 Products returned to Avanex for Repair Services shall be shipped by Nortel Networks freight and insurance prepaid.

15.5.4 Avanex shall track any defective Product by its unique serial number throughout the repair process and provide a failure analysis report as set forth in Exhibit F.

15.6     Same-for-Same Repair Services

         The following procedures will apply:

         a) Products returned to Avanex for Repair Services shall be shipped by Nortel Networks freight and insurance prepaid.
         b) Avanex shall track any defective Product by its unique serial number throughout the repair process.
         c) Avanex shall return, after having repaired and updated the Products to the minimum field baseline, the exact same Products having the same serial number. If the serial number has to change for any reason, Avanex shall, on the `repair tag' originally provided by Nortel Networks, document the following information: old serial number, new serial number and reason(s) for change.

         d) Avanex shall return any repaired Products with the `repair tag' that was originally provided by Nortel Networks with the defective Products. Avanex shall provide all post-repair information as required on the `repair tag'.

         e) Avanex shall complete the Same-for-Same process within ten (10) calendar days of having received the defective Product.

15.7    Fast Cycle Failure Analysis

15.7.1 Avanex shall perform a Fast Cycle Failure Analysis ("FCFA"), at no cost during the Product Warranty Period and upon mutually agreeable terms outside the Product Warranty Period, to Nortel Networks on Products which have caused any service interruption in the field or as may otherwise be reasonably requested by Nortel Networks. Nortel Networks will request a separate RMA number for each Product returned for a FCFA. A FCFA shall be performed by Avanex in accordance with the following additional requirements:

         a) FCFA shall include a detailed root cause analysis, using engineering tools such as Environment Stress Screening ("ESS") and any other tools which may be required to determine the cause of the failure.
         b) Avanex shall track any defective Product by its unique serial number throughout the repair process.
         c) Avanex shall return, after having repaired and updated the Products to the minimum field baseline, the exact same Products having the same serial number. If the serial number has to change for any reason, Avanex shall, on the `repair tag' originally provided by Nortel Networks, document the following information: old serial number, new serial number and reason(s) for change. This information will also be documented in the FCFA report. The Products shall not be "upgraded" to other than the actual unit release vintage until root cause analysis is completed and the Products successfully pass the complete test cycle. The Products shall not be repaired without completion of the FCFA activity.
         d) Avanex shall return the repaired Products with a written report documenting all findings as a result of the FCFA.
         e) Avanex shall complete the FCFA process within ten (10) Business Days of having received the defective Products at its FCA Repair Location mentioned in Exhibit D herein. Nortel Networks shall provide all available technical information to allow Avanex to understand the circumstances and environmental conditions that led to the failure of the Products.
         f) Avanex shall inform Nortel Networks of the return Product shipping information as soon as it is available. The shipping information will include, date shipped, carrier, waybill number and any other information that will help Nortel Networks expedite the return of the Products.
         g) In the event that the results of the FCFA indicate deficiencies with the Product Hardware or Software, then Avanex will modify the Products to eliminate such deficiencies. Such modifications will be implemented in accordance with Section 5 (Product and Process Changes).

15.8 Products found defective within the first ninety (90) calendar days from their initial utilization at customer site, (referred to as `Dead On Arrival' ("DOA") or Early Life Failure ("ELF")), shall be returned to Avanex along with the RMA documentation. Returned DOA/ELF Products shall, at no charge to Nortel Networks, be tested through full functional tests and ESS as appropriate in order to provide a root cause analysis, then repaired, re-furbished, upgraded to the latest version or release, stamped with the Repair Date and returned to Nortel Networks as new Products. Should the DOA/ELF occurrence represent more than twenty percent (20%) of the Products RR as defined in the Specifications, then Avanex shall, in addition to performing root cause analysis, implement a corrective plan of action within thirty (30) calendar days of this occurrence being reported. Avanex will update Nortel Networks in writing with the findings of the root cause analysis as well as with the corrective plan of action.

15.9 In case of a No Fault Found ("NFF") in respect of Products returned or if Nortel Networks requests re-testing of Products reasonably known to Nortel Networks as being in good condition, Avanex shall invoice Nortel Networks at the Prices specified in Exhibit D for their full functional tests and ESS and such Products shall be returned to Nortel Networks after the tests are completed, freight collect using Nortel Networks' designated carrier. Test turnaround time shall not exceed ten (10) Business Days from the date the Product is received at Avanex facilities and a Purchase Order number has been received from Nortel Networks.

15.10 Should the Product failures classified by Avanex as NFF represent more than twenty percent (20%) of the Products RR as defined in the Specifications, then Avanex shall, in addition to performing a root cause analysis, implement a corrective plan of action within thirty
       (30) calendar days of this occurrence being reported. Avanex will update Nortel Networks in writing with the findings of the root cause analysis as well as with the corrective plan of action.

15.11  Emergency Replacement Products

       In emergency situations threatening continuity of service or Nortel Networks end-user's in-service date, Avanex shall in good faith, at Nortel Networks' option, utilize reasonable commercial efforts to deliver to Nortel Networks or its end-users emergency replacement Products within twenty-four (24) hours of Nortel Networks' request, which may be conveyed to Avanex by telephone or facsimile. All Products supplied under this Section shall be functionally equal or better than the vintage of the replaced units and must be backward compatible and meet the minimum field baseline. Emergency replacement Products shall be delivered via next day service and, for Products not under warranty, invoiced at rates then current for Products. Nortel Networks agrees to pay such invoices within forty-five (45) calendar days. In addition to above twenty-four (24) hour emergency replacement service, Avanex shall make available to Nortel Networks at a price premium specified in Exhibit D, a 24 hours a day/7 days a week emergency replacement service for cases where Nortel Networks cannot deliver from its emergency stock. Under this service, Avanex will in good faith utilize reasonable commercial efforts to ship new units to the destination designated by Nortel Networks, freight collect using Nortel Networks' designated carrier within three (3) hours of Nortel Networks' verbal request, such verbal request to be confirmed by Nortel Networks in writing and transmitted by facsimile or other means of communications, prior to shipment of the units by Avanex. In the case of shipment outside of the United States, Avanex shall prepare proper export documentation as per Nortel Networks' instructions, evidencing Nortel Networks' ownership of the Product; customs clearance and duty fees (as applicable) shall be the responsibility of Nortel Networks. This emergency service shall be available to Nortel Networks through the following Avanex's emergency telephone number: 1-877-928-2639.

16. CONTINUING AVAILABILITY OF TECHNICAL ASSISTANCE, REPAIR SERVICES, MAINTENANCE, REPLACEMENT AND REPAIR PARTS

16.1 In no event shall the Products be discontinued until after the expiry of a period of twelve (12) months, or such other period as may be agreed upon by the Parties, from Nortel Networks' written consent and Avanex shall accept all Releases and Purchase Orders submitted by Nortel Networks within such period for any such affected Products, regardless of quantity.

16.2 During, and for a period of five (5) years after the expiry or termination of this Agreement, Avanex agrees to provide Repair Services on all Products ordered hereunder and to offer for sale to Nortel Networks, functionally equivalent maintenance, replacement and repair parts as may be necessary for the continued maintenance of the Products, including discontinued Products.

16.3 Avanex, upon supply discontinuance notices from its suppliers, of any sole source/critical components incorporated into the Products, shall notify Nortel Networks immediately upon receipt of such notice. Avanex shall endeavor to have its suppliers provide notices one (1) year in advance of discontinuance. Avanex and Nortel Networks shall determine the quantity of such components to be ordered as last time buy to cover for Nortel Networks' spare parts requirements. Avanex and Nortel Networks will determine the quantity of such components to be ordered as last time buy to cover for spare maintenance, replacement and repair parts requirements as described in Section 15 (Repair Services). Furthermore, should the unavailability of a component require Avahex to develop a replacement product, Avanex will jointly decide with Nortel Networks on last time buys for such component to ensure continuity of supply until the replacement product is approved by Nortel Networks and ready to be manufactured. The provisions contained in this Section 16.3 shall be applicable for a period of five (5) years after the expiry or termination of this Agreement.

16.4 During, and for a period of five (5) years after the expiry or termination of this Agreement, Avanex agrees to provide technical assistance in accordance with Section 17 (Technical Assistance and Marketing Support).

17.  TECHNICAL ASSISTANCE AND MARKETING SUPPORT

17.1 Technical assistance consists of those services described in this Section and in Exhibit H.

17.2 Product training shall be provided by Avanex to Nortel Networks as set forth in Exhibit H.

17.3 In addition, Avanex shall provide Nortel Networks with Product training documentation and related information material as set forth in Exhibit H,
     Part II.

17.4 All technical assistance rendered during the Product Warranty Period shall be provided to Nortel Networks at no charge. In all other cases, Avanex's current rates applicable to technical assistance are those set forth in Exhibit D. Any technical assistance which Avanex shall provide to Nortel Networks or its customers shall be pursuant to a written request from Nortel Networks' designated personnel, or such other individual that Nortel Networks may from time to time designate. The availability or performance of technical assistance under this Section 17, shall not be construed as altering or affecting Avanex's other obligations under this Agreement, including under Sections 6 (Quality Control and Reliability Requirements, Supply Management and Nortel Networks' Audit Rights), 13 (Warranty) and 5 (Product and Process Changes).

17.5 Avanex shall provide technical assistance as set forth in Exhibit H, Part II in order to facilitate the providing by Nortel Networks of technical assistance to its customers. In order to facilitate Nortel Networks' support of its customers, Avanex shall, subject to Section 17.4 hereof, provide to designated Nortel Networks personnel only for a period of five
     (5) years following the expiration of this Agreement, telephone access to qualified Avanex's technical personnel twenty-four (24) hours per day, seven (7) days per week, every day of the year.

17.6 It shall be Nortel Networks' responsibility to provide `first line' technical assistance to its customers as described in Exhibit H, Part I.

17.7 Avanex's failure to provide technical assistance in any material respect as required under this Section 17 shall constitute a material breach of Avanex's obligations hereunder.

17.8 In order to assist Nortel Networks in its Product related marketing activities, Avanex shall provide Nortel Networks with marketing support in accordance with Exhibit J.

18.  DOCUMENTATION

18.1 The Product Documentation shall be developed by Avanex in accordance with the Specifications, and be made suitable for Nortel Networks' customers by including Nortel Networks-specific items such as warranty, logos, Product names and drawings. A hard copy and an electronic version of the documentation marked "Draft" shall be provided to Nortel Networks for review. After two (2) weeks, Nortel Networks shall return the draft documentation with comments. These reasonable comments shall be integrated by Avanex into the Documentation, so long as they do not affect the Specifications. An ordering section shall be provided by Nortel Networks to Avanex in both the hard and electronic form for inclusion by Avanex into the Documentation. The Documentation shall be ready for release to customers by the end of the corresponding Acceptance Program. Updated versions of the ordering section shall be provided by Nortel Networks as the product line(s) develop(s) and new configurations pass the Acceptance Program.

18.2 Avanex shall provide, at no charge to Nortel Networks, for each Product delivered one (1) set of the following Product Documentation in accordance with the Specifications: all Product descriptions, planning guides, operations manuals, installation manuals, and maintenance manuals normally provided by Avanex to customers to facilitate their installation. use, and maintenance of the Products.

18.3 Avanex shall supply to Nortel Networks, at no additional charge, hard and electronic copies of Avanex's Product Documentation (i.e., manuals, application notes and sales collateral) and any technical assistance reasonably required by Nortel Networks to adapt such Documentation to Nortel Networks' standard format. Avanex shall also continue to provide to Nortel Networks, at no additional charge, during the Term of this Agreement any updates to Avanex's Product Documentation, as soon as they are available.

18.4 Avanex hereby grants to Nortel Networks, at no cost, the right to use, copy, modify and translate promotional material, the Product Documentation furnished hereunder and other material made generally available by Avanex to its end-users and to use such material to further Nortel Networks' Product marketing efforts.

18.5 Any modifications to the Product Documentation shall be notified to Nortel Networks by Avanex as described in Section 5 (Product and Process Changes).

19.  CONFIDENTIAL INFORMATION

19.1 It is expected that the Parties will disclose to each other certain business, marketing, technical, scientific or other information of any Party, including, without limitation, Specifications and Software which, at the time of disclosure, is designated as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by the Parties, exercising reasonable business judgment, to be confidential information ("Confidential Information") and each Party recognizes the value and importance of the protection of the other's Confidential Information. All Confidential Information owned or controlled by one Party and disclosed to the other Party shall remain solely the property and a trade secret of the disclosing Party, and its confidentiality shall be maintained and protected by the other Party with the same degree of care used to protect its own proprietary and confidential information of a similar nature, but no less than reasonable care, to prevent the unauthorized use, dissemination or publication of the Confidential Information. Except to the extent required or expressly permitted by this Agreement, both Parties agree not to duplicate or use in any manner the other's Confidential Information or to disclose it to any of their employees not having a need to know for the purposes of this Agreement or to any third party. In addition, the receiving Party shall not
     (i) attempt to or assist others to develop or produce any product based on or utilizing such Confidential Information, (ii) make any other use of such Confidential Information in any way or for any purpose other than to exercise the receiving Party's rights or to perform the receiving Party's obligations under this Agreement, or, (iv) reverse engineer any of the disclosing Party's Products, products, or any portions thereof.

     The receiving Party's employees having a need to know the Confidential Information for the purpose of this Agreement may receive disclosure of the Confidential Information provided such employees are bound by confidentiality obligations no less stringent than those set forth in this
     Section 19. The confidentiality provisions contained herein shall survive the expiration or termination of this Agreement for a period of ten (10) years.

19.2   Confidential Information shall not include information which:

       a) now is, or hereafter becomes, available to the public through no act or omission of the receiving Party; or
       b) is documented as being known by the receiving Party prior to its disclosure by the other Party; or
       c) is independently developed by the receiving Party by persons who have not had access to the Confidential Information and without recourse to any Confidential Information received under this Agreement and is so documented; or
       d) is lawfully obtained by the receiving Party from a third party or parties without breach of confidentiality obligations or is disclosed hereafter to the receiving Party by a third party who did not acquire the information directly or indirectly from the disclosing Party; or
       e) is disclosed in response to a valid order of a court or other governmental body or any political subdivision thereof, but only to the extent and for the purpose of such order and only if the receiving Party, to the extent possible, first notifies the disclosing Party, of such order and permits and reasonably assists it in seeking an appropriate protective order.

19.3 Subject to the provisions of Sections 19.1 and 19.2 above, nothing in this Agreement shall be interpreted or construed to limit either Party's right to perform or to continue to perform its own independent research, development, manufacturing or marketing of any type of Products or systems even if such research, development, manufacturing or marketing pertains to technology or products similar to the Products.

19.4 Prior to the publication or use by a Party hereto of any advertising, sales promotions, press releases or other publicity matters relating to the Products or this Agreement in which the name or logo of the other Party is mentioned or language from which the connection of said name can be reasonably inferred or implied, each Party shall obtain the prior written consent of the other Party. Terms, conditions and general information of this Agreement shall be held in confidence by both Parties and only disclosed as may be agreed to by both Parties or as may be required to meet securities disclosure or export permit requirements. Neither Party shall make public statements or issue publicity or media releases with regard to this Agreement or the relationship between the Parties without the prior written approval of the other Party.

19.5 Notwithstanding any provision contained herein, Nortel Networks shall retain all right, title and interest in and to, the Nortel Networks corporate name, trademarks, logos, color and part number (the "Nortel Brands") and other proprietary rights related to the Nortel Brands.

19.6 The Parties acknowledge and agree that a breach of this Agreement may result in irreparable and continuing harm to the disclosing Party for which there may be no adequate remedy at law. In the event of a breach or a threatened or intended breach of this Agreement by the receiving Party, the disclosing Party shall be entitled to seek preliminary injunctions unilaterally without notice, and final injunctions with notice, enjoining and restraining such breach, or threatened or intended breach, and to such other rights and remedies as are available at law or in equity to the disclosing Party except as expressly set forth herein.

20.    INTELLECTUAL PROPERTY RIGHT INFRINGEMENT

20.1 Avanex shall defend and indemnify Nortel Networks and Nortel Networks Companies (including their directors, officers, employees and agents) against any and all claims brought against Nortel Networks (including, without limitation, claims by third parties, distributors, end users and contractors against Nortel Networks), and shall hold Nortel Networks and Nortel Networks Companies harmless from all corresponding damages, liabilities, settlements, costs and expenses (including attorney's fees) arising out of any claim that the use, copying, licensing, sublicensing, sale and/or distribution of any Product delivered hereunder or the exercise of any of the rights granted in this Agreement infringes any third-party patent, copyright, trademark, trade secret or other intellectual property right (herein "Infringement Claim"). Similarly, Nortel Networks shall defend and indemnify Avanex to the extent Nortel Networks' systems and products are the direct cause of an Infringement Claim relating to systems-level intellectual property. (Need to discuss this last wording further). Each Party, as the case may be, shall give the other prompt notice of, and authority to defend or settle, any such Infringement Claim and shall give, at such other Party's reasonable expense, reasonable information and assistance. Avanex will notify Nortel Networks if Avanex is subject to any claim or lawsuit in respect of patent, copyright, trade secret or other intellectual property right infringement regarding any Product delivered hereunder or any part thereof.

20.2 When notified of an action or motion that seeks to restrict the use, copying, licensing, sublicensing, sale and/or distribution of any Product delivered hereunder or the exercise of any of the rights granted hereunder, Avanex may, (and in the case of a judgment, order or injunction that restricts the use, copying, licensing, sublicensing, sale and/or distribution of any Product delivered hereunder or the exercise of any of the rights granted hereunder, shall), at its option and expense, (a) obtain the right for Nortel Networks, Nortel Networks Companies, distributors, end users and contractors to use, copy, license, sublicense sell and/or distribute any Product delivered hereunder or exercise any of the rights granted hereunder, (b) substitute other functionally equivalent product that does not infringe, or (c) modify such Product so that it no longer infringes.

20.3 The indemnity obligations under the foregoing provisions shall survive the termination or expiration of this Agreement.

20.4 The foregoing indemnification obligations by Avanex shall not be applicable in the event the Infringement Claim arises solely from:

       a) compliance of the Product with Nortel Networks' or Nortel Networks Companies' designs; or

       b) modification by Nortel Networks or Nortel Networks Companies of the Product; or

       c)    use of the Product by Nortel Networks or Nortel Networks
             Companies in combination with other products not provided by Avanex provided the infringement arises from such combination and such combination was not authorized by or actually known to Avanex.

20.5 Nothing contained in this Agreement shall be deemed to grant, either directly or indirectly or by implication, any license under any patents or patent applications of Avanex, except that Nortel Networks shall have the normal non-exclusive, royalty-free license to use that which is implied, or otherwise arises by operation of law, in the use, copying, licensing, sublicensing, sale and/or distribution of the Products.

21.    HAZARDOUS MATERIALS

21.1 Avanex shall identify and list in a notice forwarded to Nortel Networks all of the hazardous or toxic materials which may be contained in the Products prior to shipping the Products. For the purposes of this
       Section 21.1, the hazardous and/or toxic materials shall be those mentioned in the following: the Toxic Substances Control Act, Resource Conservation and Recovery Act of 1976, Hazardous Materials Transportation Act, Occupational Safety and Health Act of 1970, Comprehensive Environmental Response, Compensation and Liability Act of 1980, Consumer Product Safety Act, Radiation Control for Health and Safety Act of 1968, Clean Air Act, and Clean Water Act.

32.12 Avanex shall periodically, but no less than annually, review the pertinent regulations and the materials contained in the Products and update the lists of hazardous and/or toxic materials accordingly.

32.12 Avanex hereby warrants to Nortel Networks that, with the exception of the notice referred to above, the Products furnished by Avanex, as described in this Agreement, are safe for normal use, are non-toxic, present no abnormal hazards to persons or their environment, and may be disposed of as normal refuse without special precautions.

21.4 Avanex shall indemnify Nortel Networks for any expenses (including the cost of substitute materials, less accumulated depreciation) that Nortel Networks may incur by reason of the recall or prohibition against continued use or disposal of the Products furnished by Avanex, whether such recall or prohibition is directed by Avanex, or occurs under compulsion of law. Nortel Networks shall cooperate with Avanex to facilitate and minimize the expense of any recall or prohibition against use of the Products directed by Avanex or under compulsion of law.

21.5 Avanex shall indemnify, defend and hold harmless Nortel Networks from any claims, demands, suits, judgments, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) which Nortel Networks may incur under any of the laws, rules and regulations referred to in Section 21.1 or any amendment to said statutes by reason of Nortel Networks' acquisition, use, sale or disposal of the Products furnished by Avanex. Nortel Networks shall give Avanex prompt notice of, and authority to defend or settle any such claim, demand, suit, judgement or liability and shall give, at Avanex's reasonable expense, reasonable information and assistance.

22.    INDEMNITY

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

22.1    General

22.1.1 Each Party shall indemnify and save harmless as "Indemnitees" the other and its employees, officers and directors from and against any and all fines, penalties, losses, costs, damages, injuries, claims, expenses or liabilities as a result of injury to, or death of, any person, or damage to, or loss or destruction of, any property, arising out of, or resulting from, or in connection with, this Agreement or the performance of this Agreement and caused by the negligence or willful misconduct of the indemnifying Party or a contractor or an agent of the indemnifying Party or an employee of any one of them (hereinafter individually and collectively "Liabilities").

22.1.2 Upon request of an Indemnitee, the other Party shall, at no cost or expense to such Indemnitee, defend or settle any suit or other legal proceeding asserting a claim for Liabilities, and the other Party shall pay any reasonable costs and attorneys' fees that may be incurred by such Indemnitee in connection with any such claim, proceeding or suit.

22.1.3 The Indemnitee shall as soon as practicable notify the other Party of the assertion of any such claim of which the Indemnitee is aware and the other Party shall (a) keep the Indemnitee subject to any such claim fully informed as to the progress of such defense, and (b) afford such Indemnitee, each at its own expense, an opportunity to participate fully with the other Party in the defense or settlement of any such claim, but the other Party shall have sole control of any such settlement or defense.

22.2    Product Liability

22.2.1 In addition to, and without limiting the generality of, the provisions contained in Section 22.1, Avanex shall indemnify and save harmless Nortel Networks and its customers from and against any and all losses, costs, damages and liabilities (including, without limitation, reasonable attorneys' fees) and amounts agreed upon in settlement or awarded in connection with any claim, suit or proceeding which arises from any injury or death to persons or loss of or damage to property and which is caused by a Product only to the extent that the Product caused such injury, death, loss or damage.

22.2.2 Upon request of Nortel Networks, Avanex shall, at no cost or expense to Nortel Networks, defend or settle any suit or other legal proceeding asserting a claim, suit or proceeding described in Section 22.2.1, and Avanex shall pay any reasonable costs and attorneys' fees that may be incurred by Nortel Networks and its customers in connection with any such claim, proceeding or suit.

22.2.3 Nortel Networks shall as soon as practicable notify Avanex of the assertion of any such claim, proceeding or suit of which Nortel Networks is aware and Avanex shall (a) keep Nortel Networks fully informed as to the progress of such defense, and (b) afford Nortel Networks, each at its own expense, an opportunity to participate fully with Avanex in the defense or settlement of any such claim, proceeding or suit, but Avanex shall have sole control of any such settlement or defense.

23.     COMPLIANCE WITH LAWS

23.1 Avanex represents and warrants that it complies with and shall continue to comply with and has obtained and will continue to maintain in effect all licenses and permits required by, and Products shall be in conformance with, all applicable laws and governmental orders and regulations in effect in Canada and the United States at the time of the Delivery Date applicable thereto.

24.    CONSEQUENTIAL DAMAGES

24.1 Neither Party shall be liable pursuant to this Agreement for any incidental or consequential damages or for any damages for loss of profits or revenues to the extent such damages have been unforeseeable to the Party, except that (a) Avanex shall pay, without limitation, all litigation costs, reasonable attorneys' fees, settlement payments and any damages awarded resulting from any suit, claim or proceeding as set forth in Section 20 (Intellectual Property Right Infringement) and (b) Avanex shall hold Nortel Networks and Nortel Networks Companies harmless from any damages Nortel Networks and the Nortel Networks Companies have incurred as a result of Avanex's breach of the warranty set forth in Section 13.1 i).

25.    INSURANCE

32.12 Avanex shall procure and maintain in full force and effect during the period that this Agreement is in effect and for a period of [*] thereafter, with an insurance company a Comprehensive General Liability insurance policy with third party liability coverage protecting Nortel Networks and Nortel Networks Companies against any loss, liability or expense due to bodily injury, death or property damage arising out of this Agreement or Products delivered hereunder, to the extent such loss, liability or expense is due to the negligence of Avanex. Such policy shall have a combined single limit of a minimum of [*], shall provide coverage worldwide and shall not be restricted to occurrences in the country of insurer of Avanex. Nortel Networks and Nortel Networks Companies shall be additional insureds under such insurance policy.

25.2 Nortel Networks may at its own expense, and upon [*] written notice increase the foregoing minimum amount in order to comply with Nortel Networks' obligations to any customer of any Products provided any such increase shall not exceed an amount equal to [*] of the applicable minimum amounts and shall be subject to the availability of such insurance.

25.3 Such policy shall be endorsed to be primary insurance and shall provide that it will not be cancelled or altered without [*] prior written notice to Nortel Networks. Not later than [*] following the execution of this Agreement, Avanex shall furnish Nortel Networks with a certificate of such insurance and evidence that the premiums therefore have been paid. Maintenance of such insurance and the performance by Avanex of its obligations under this Section 25 shall not relieve Avanex of liability under the indemnity provisions set forth in this Agreement.

26.    FORCE MAJEURE

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

26.1 If the performance of any obligation under this Agreement or a Release or Purchase Order is interfered with by reason of any circumstances beyond the reasonable control of the Party affected, including, without limitation, fire, explosion, power failure, acts of God, war, revolution, civil commotion, delays of the other Party in the performance of any of its obligations hereunder, acts of the public enemy, or any law, order, regulation, ordinance or requirement of any government or legal body, and labor difficulties, including without limitation, delays in procuring adequate supplies, strikes, slowdowns, picketing or boycotts; then the Party affected shall be excused from such performance for a period equal to the delay resulting from any such causes and such additional period as may be reasonably necessary to allow the Party to resume its obligations, (and the other Party shall likewise be excused from performance of its obligations to the extent such Party's obligations relate to the performance which was interfered with). The Party so affected shall make reasonable efforts to remove such causes of nonperformance; provided, however, in the event any such cause of nonperformance extends for more than thirty
        (30) Business Days, Nortel Networks shall have the right, without obligation or liability, to cancel any Release or Purchase Order affected by such cause.

26.2 Either Party shall notify the other Party in writing within ten (10) Business Days after becoming aware of the occurrence of any force majeure event which may cause any delay or failure on the part of such Party to perform its obligations hereunder.

27.     TERM

27.1 This Agreement shall become effective on the Effective Date and shall remain in effect for a period of twenty-four (24) months and will be automatically renewed for successive twelve (12) month period(s) unless one Party gives to the other Party a notice to the effect that this Agreement will not be renewed, all such period(s) being referred to herein as "Term", unless and until terminated in accordance with this Agreement.

28.     TERMINATION AND CONTINUING RIGHTS

28.1 The Agreement may be terminated upon notice by one Party, at its sole discretion, in the event the other Party is affected by any one of the following events:

        a) the institution by one Party of insolvency, receivership or bankruptcy proceedings or any other material proceedings for the settlement of its debts, including, without limitation, a reorganization, a compromise, an arrangement or assignment for the benefit of its creditors; the institution of such proceedings against a Party which such Party has failed to resolve in its favor within thirty (30) Business Days after appropriate services of process; a Party making a general assignment for the benefit of creditors; or a Party's dissolution or ceasing to do business in the normal course; or

        b)  has a substantial part of its assets seized; or

        c)  assigns the Agreement or any part thereof in violation of Section
            32.4 (Assignment);

        the affected Party is obliged to immediately give notice to the other of the occurrence of any such event.

28.2 The Agreement and/or any Purchase Order or Release may be terminated, in whole or in part, by Nortel Networks, upon written notice to Avanex, in the event another party acquires a controlling interest in Avanex or a majority equity participation in Avanex, without a prior written guarantee from such party to Nortel Networks that such party will continue to abide by the terms of this Agreement.

28.3 The Agreement and/or any Purchase Order or Release may be terminated, in whole or in part by either Party, upon a thirty (30) calendar day written notice, in the event the other Party fails to execute any one of its material obligations hereunder and fails to remedy the default within said period of thirty (30) calendar days.

28.4 Above termination rights shall be in addition to other termination rights contained herein, and shall be without prejudice to the rights or claims one Party may have against the other with respect to the performance, nonperformance, or breach of such Party's obligations hereunder, and shall not operate so as to extinguish any rights or obligations which arose prior to the date of termination, and each Party shall have the right to pursue each and every available remedy at law and in equity, including, without limitation, withholding payments of any amount owed by Nortel Networks to Avanex pending resolution of any claims made by Nortel Networks in good faith against Avanex.

28.5 In the event this Agreement is terminated by Avanex for default by Nortel Networks or for any other reason hereunder, Nortel Networks and its customers shall thereafter retain such rights, as may be necessary in order to allow Nortel Networks and its customers to provide Product support and maintenance to their end-user customers, provided however the Products, in respect of which support and maintenance services will be provided, have been paid for by Nortel Networks.

28.6 This Agreement may be terminated upon agreement of the Parties to that effect.

28.7 Notwithstanding any termination or expiry of this Agreement, the provisions of Sections 1 (Definitions), 5 (Product and Process Changes), 7 (Proprietary Components), 10 (Prices and Payments), 13 (Warranty), 16 (Continuing Availability of Technical Assistance, Repair Services, Maintenance, Replacement and Repair Parts), 19 (Confidential Information), 20 (Intellectual Property Right Infringement), 22 (Indemnity), 24 (Consequential Damages), 25 (Insurance) 28 (Termination and Continuing Rights), 30 (Manufacturing Escrow and Contingent License) and all consequent rights, obligations and liabilities, shall survive the termination or expiry of this Agreement.

29.     NOTICES

29.1 Unless explicitly set forth in this Agreement, any and all notices or other information to be given by one of the Parties to the other hereunder shall be sent by registered or certified mail, postage prepaid, return receipt requested, by confirmed fax, by hand delivery or by email to the other Party at the addresses set forth in Exhibit L. Each Party shall use commercially reasonable best efforts to use electronic media to transmit information pursuant to this Agreement.

29.2 Notices given pursuant to Section 29.1 shall be deemed to have been received five (5) Business Days after mailing if given by mail, and one business day after sending if given by telecopy and upon delivery if given by hand.

29.3 Either Party may change its address at any time by giving fifteen (15) Business Days prior written notice to the other Party as provided above.

30.     MANUFACTURING ESCROW AND CONTINGENT LICENSE

32.12 In the event Avanex acquires a controlling interest in one of its competitors for the Products or new products, or that one of its competitors for the Products or new products acquires a controlling interest in Avanex such that the combined entity provides greater than [*] of a Product or new product to Nortel Networks, then Avanex warrants that it will in good faith utilize its reasonable commercial efforts to execute an escrow agreement for the intellectual property underlying the affected Product or new product to Nortel Network's reasonable satisfaction.

31.     GOVERNING LAW

31.1 The validity, construction, interpretation and performance of this Agreement and the rights and obligations of the Parties and any purchase made hereunder shall be governed by the courts and laws of the State of New York, except for its rules with respect to the conflict of laws. The application of the U.N. Convention on Contracts for the International Sale of Goods is specifically excluded from this Agreement.

32.     GENERAL

32.1    Severability

        If any of the provisions of this Agreement shall be adjudged invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render this Agreement unenforceable, but rather this Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly, provided that, in the event either Nortel Networks or Avanex would not have entered into this Agreement without such provision, that Party shall have the right to terminate this Agreement upon written notice to the other Party.

32.2    North America Free Trade Agreement - Procedures

        Avanex shall assist Nortel Networks in performing all administrative actions required to qualify Products for preferential treatment under the rules of any applicable trade pursuant to the procedures set out in Exhibit K.

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     with the Commission. Confidential treatment has been requested with respect to the omitted portions.

32.3    Debarment Certificate

        At no additional charge to Nortel Networks, Avanex shall comply with any applicable import requirements and with any third party requirements specifically set forth herein or any document referenced herein. In addition, Avanex shall as soon as practicable, upon written request of Nortel Networks, provide a properly executed certificate in the form attached as Exhibit I (as such form may be modified from time to time by the United States Rural Utilities Service) and in accordance with the requirements specified therein with respect to any Products furnished by Avanex and which Nortel Networks provides to a customer which requires Nortel Networks to provide a similar certificate. Products and services furnished by Avanex shall be in conformance with all applicable laws and governmental orders and regulations in effect at the time of shipment thereof or the performance of such services, including, without limitation, the following United States laws and regulations: Veterans Readjustment Assistance Act of 1972, Rehabilitation Act of 1973, and the clauses set forth in Federal Acquisition Regulation (subject to "Avanex," "Subcontractor" and "Contract" used in such clauses meaning Nortel Networks, Avanex and Agreement, respectively) 52.219-8, 52.219-9, 52.219-13, 52.220-4,
        52.2221, 52.222-4, 52.222-20, 52.222-26, [subparagraphs b(1)-b(11)],
        52.222-35 and 52.222-36.

32.4    Assignment

        Subject to Section 28.2, neither Party shall assign or otherwise transfer all or any part of this Agreement or any rights or payments to be made hereunder, or any interest herein, without the prior written consent of the other Party, except that either Party may assign or subcontract any of its rights or obligations hereunder to any of its Subsidiaries or successor corporations.

32.5    Waiver

        Except as specifically provided for in a waiver signed by duly authorized representatives of Nortel Networks and Avanex, failure by either Party at any time to require performance by the other Party or to claim a breach of or to enforce any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto and shall not constitute a waiver of such provisions or the right of such Party to enforce each and every provision.

32.6    Interim Waiver

        For the period beginning on the Effective Date and ending on April 28, 2000, Nortel Networks agrees to waive the obligations of Avanex under Sections 4.5, 5.1, 5.2, 6.2.3, 6.2.4, 9.1, and 9.4 of this Agreement.

32.7    Avanex Initial Press Release

        Nortel Networks agrees and consents, pursuant to Section 19.4 of this Agreement, to Avanex's issuing the press release set forth in Exhibit M hereto, which shall not be issued unless Nortel Networks is notified prior to its issuance.

32.8    Independent Contractors

        Nortel Networks, Nortel Networks Companies and Avanex are independent contractors in all relationships and actions under and contemplated by this Agreement. This Agreement shall not be construed to create or to authorize the creation of any employment, partnership or agency relation, or to authorize Nortel Networks, Nortel Networks Companies or Avanex to enter into or make any commitment, agreement, representation or warranty binding on the other, or to allow one Party to accept service of any legal process addressed to, or intended for, the other Party. Nothing contained in this Agreement shall limit, in any manner, Nortel Networks or Avanex's right to enter into other agreements with other parties.

32.9    Section Headings

        Section headings are inserted herein for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

32.10   Nortel Networks' Authority to enter into Agreement

        Nortel Networks Corporation represents and warrants that it has full power and authority to enter into this Agreement on behalf of all Nortel Networks Companies (now and hereafter a party to this Agreement) and that each Nortel Network Company is fully bound by the terms and conditions of this Agreement as if it was a signatory to this Agreement.

32.11   Entire Agreement

        This Agreement, including Exhibits A through M attached hereto, comprises all the terms, conditions and agreements of the Parties hereto with respect to the subject matter herein, and save as expressly provided herein, may not be altered or amended except in writing signed by authorized representatives of each Party hereto. This Agreement cancels and supersedes all prior agreements and communications on the said subject matter.

32.12   Counterparts

        This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

32.12    Telecopy Execution and Delivery

         A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year last written below.


AVANEX CORPORATION                                    NORTEL NETWORKS CORPORATION
By:   /s/ Walter Alessandrini                         By:  /s/ David Wilson
      -----------------------------------------            ----------------------------------------
                    (Signature)                                  (Signature)

Name: Walter Alessandrini                             Name: David Wilson
      -----------------------------------------             ---------------------------------------
                    (Printed Name)                               (Printed Name)

Title: President and Chief Executive Officer          Title: Senior Counsel
       ----------------------------------------              --------------------------------------

Date:  4/28/00                                        Date:  4/28/00
       -----------------------------------------             ---------------------------------------

                                                      By:  /s/E.G. Parker
                                                           ----------------------------------------
                                                                 (Signature)

AVANEX CAYMAN                                         Name: E.G. Parker
                                                            ---------------------------------------
                                                                 (Printed Name)

By:   /s/Jessy Chao                                   Title: Supply Management Support Services
      -----------------------------------------              --------------------------------------
                    (Signature)
                                                      Date: April 28, 2000
Name: Jessy Chao                                            ---------------------------------------
      -----------------------------------------
                      (Printed Name)

Title: President
       ----------------------------------------

Date: 4/28/00
      -----------------------------------------

                                    EXHIBIT A

              PRODUCT LISTS, PART I AND PART II, PRICES, DISCOUNTS,
                  AVAILABILITY DATES AND FCA DELIVERY LOCATIONS

Part I: Product List: Accepted Products, Prices and Discounts

Part I: Product List: Accepted Products, Prices and Discounts

CPC Code        Description            12-Month Volume         Price in US$
--------        -----------            ---------------         ------------
  [*]                [*]                     [*]                    [*]
  [*]                [*]                     [*]                    [*]
  [*]                [*]                     [*]                    [*]
  [*]                [*]                     [*]                    [*]
  [*]                [*]                     [*]                    [*]
  [*]                [*]                     [*]                    [*]
  [*]                [*]                     [*]                    [*]
  [*]                [*]                     [*]                    [*]

Part II: Product List: Non-accepted products, Prices, Discounts and Availability Dates

To be determined

Part III:  FCA Delivery Locations

Avanex Corporation
40919 Encyclopedia Circle
Fremont, CA
94538
U.S.A



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                      SPECIFICATIONS AND ACCEPTANCE PROGRAM

PART I:  SPECIFICATIONS

1.   Document Identification:


                                      [*]





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     with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      [*]



2.   Certification

Avanex shall use reasonable due diligence to pursue the certifications listed below (as applicable) as soon as new or modified designs have passed Avanex's production release milestone, and this without prejudice to Nortel Networks' Acceptance Program outlined in Exhibit B, Part II. Avanex and Nortel Networks shall arrange for joint submission to the regulatory bodies and Nortel Networks shall repay to Avanex the additional costs incurred through the joint submissions. All Changes to existing designs that could invalidate any one of the certifications shall be discussed

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     respect to the omitted portions.

between Avanex and Nortel Networks as part of the Change Notification procedure even if they do not require a production release.

The list of required certifications will be mutually agreed to in good faith and may include those below:
CEMark
UK Type Approval
UL / CSA / EN safety
FCC parts 15 and 101

Should other certifications be required, they shall be discussed between Avanex and Nortel Networks. Avanex shall use its reasonable commercial efforts in supporting Nortel Networks' regulatory activities.

Support groups: Avanex's Product Engineering group

                Nortel Networks' Design Engineering group.

PART II:  PRODUCT ACCEPTANCE PROGRAM

1. In order to verify that the products or modified Products meet the applicable Specifications, Nortel Networks will undertake an Acceptance Program covering verification and product integrity testing.

2. Avanex shall loan to Nortel Networks, [*] Nortel Networks, up to a maximum of [*], and beyond that, upon mutually agreeable terms, the products necessary to perform the Acceptance Program and shall provide support to the Nortel Networks group during the testing. Such support includes diligence in replacing failed products, availability of technically knowledgeable individuals to discuss testing results and teaming of at least one Avanex individual with the Nortel Networks testing group for all tests to occur on Avanex's premises. Nortel Networks shall endeavor to limit as much as possible the products needed for the acceptance in terms of number of components and duration of the loan by taking into consideration design commonalties with already accepted Products.

3. As a minimum, each new design shall be tested by Nortel Networks Design Engineering team.

4.   Primeships:

     Nortel Networks Design Engineering group is prime for the verification testing; Avanex's Engineering department in Fremont, CA is prime for supporting Nortel Networks' Acceptance Program.

PART III: PRODUCT MARKING

1.   Serial number: bar-coded serial number, as per relevant Specifications

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.   Manufacturing date stamp: Avanex stamps date as agreed upon by the parties.

3.   Avanex's model number as agreed upon by the parties.

4.   Nortel Networks' CPC will also be placed on the module.

5.   Repair Date Stamp: Bellcore TR-NWT-000078 (issue 3, December 1991), section
     12.2. The location code for Avanex ("LL") and how Avanex rubber stamps this shall be mutually agreed to.

6.   Product marking and packaging requirements pursuant to this Agreement:

     a)   [*]
     b)   [*]
     c)   [*]
     d)   [*]

     Avanex shall package the Products for shipment in accordance with [*] standard packing practices, with any modifications specified by Nortel Networks and agreed to by Avanex, related to the size and external markings (including branding) of the boxes. [*] shall be responsible for any damage to Products including damage caused by packing noncompliant with [*] requirements.

7.   Cables: As per relevant Specifications.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                               DEMAND-PULL PROGRAM

1.   SCOPE

1.1 This Exhibit C sets forth the terms and conditions applicable to the ordering of Products pursuant to the Demand-Pull Program.

2.   NORTEL NETWORKS' RESPONSIBILITIES

2.1 For Products that are ordered under the Demand-Pull Program Nortel Networks shall, on the first business day of each week during the Term, provide Avanex with a [*] forecast ("Forecast") of its Product requirements, if any. Concurrently with its presentation of the first Forecast to Avanex, Nortel Networks shall issue a Blanket Purchase Order for the quantity of Products shown for [*] of such Forecast which Blanket Purchase Order shall be updated as required. Releases for Products covered by a Blanket Purchase Order issued under this Section will be issued in accordance with Nortel Networks' designated purchasing department representative's weekly demands.

2.2 Attachment A sets forth the applicable Product stocking requirements stated on a Target Finished Goods ("Target FG") and Target Work-In Process (modules, dies components and parts) ("Target WIP") basis, (collectively referred to as "Target Products Total Stock"). The Target Products Total Stock will be jointly established by the Parties in writing based on the run rate and agreed upon number of weeks, as referred to in Section 3.2 hereof, taking into consideration the Avanex's Products manufacturing lead time as well as the unique component purchasing lead time, all as stated in Attachments A and B hereof. The Target Products Total Stock shall be jointly monitored and may be revised by agreement of the Parties in writing as fluctuations in the run rate so require and Attachment A updated accordingly. The Forecasts shall be used by the Avanex for planning purposes only, and Nortel Networks shall not be obligated to purchase any Products covered by Forecasts and Blanket Purchase Orders issued by Nortel Networks except as expressly set forth in the immediately following paragraph.

4.1 Nortel Networks' obligation to purchase Products under this Agreement or otherwise shall be limited to the purchase of the Target Products Total Stock as shown in Attachment A as revised from time to time in accordance with Section 2.2 hereof as well as for associated quantities of unique components inside of the lead times specified in Attachment B.

4.1 If the Target FG is inactive for more than [*], the Parties shall negotiate towards reaching a mutually acceptable agreement in respect of the disposition of the Target Products Total Stock or portion thereof.




[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5 It is acknowledged by the Parties that although Products have been included in Attachment A, any such Products may, from time to time at Nortel Networks' option, be purchased by Nortel Networks otherwise than pursuant to the Demand-Pull Program and in such event, Nortel Networks will issue Purchase Orders for its requirements for such Products.

3.      AVANEX'S RESPONSIBILITIES

3.1 Avanex shall manufacture the Target Products Total Stock in accordance with the run rate as set forth in Attachment A which may be revised as provided hereunder but shall only deliver Products per latest written instruction from Nortel Networks.

3.2 Avanex shall maintain Target FG and Target WIP quantities representing a maximum of [*], respectively, of the run rate set forth in Attachment A which may be revised as provided hereunder.

3.3 Avanex's manufacturing operations and processes shall be established and maintained throughout the Term so as to ensure that Avanex's manufacturing capacity may be increased from the then applicable Target Product Total Stock, in accordance with the terms of Section 9.5.3 of the Agreement.

3.4 Products ordered pursuant to the Demand-Pull Program shall be delivered FCA Avanex's Fremont plant, within [*] from Nortel Networks' Release(s) communicated to Avanex via facsimile.

3.5 Avanex shall provide to Nortel Networks' designated Purchasing Department representative a weekly report of Avanex's Actual Products Total Stock status.

4.      CANCELLATION OF THE DEMAND-PULL PROGRAM

4.1 Nortel Networks may terminate the Demand-Pull Program in whole or in part by means of a written notice to that effect, forwarded to Avanex at least [*] in advance. Should the Demand-Pull Program be terminated, the applicable Blanket Purchase Order will be closed after disposition of the Target Product Total Stock in accordance with this Section 4. Should the Demand-Pull Program be terminated the applicable delivery lead time to the Product affected by the termination will be agreed upon by the Parties but shall in no event exceed [*] ARO.

4.2 Nortel Networks' obligation to purchase under this Agreement shall be that stated in Section 2.3 hereof.

4.3 Nortel Networks' obligation to purchase under this Agreement shall be reduced by the amount of Products that can be purchased by Purchase Orders or that may be purchased by other customers of Avanex. In addition, Avanex shall use all reasonable endeavors to minimize any such costs by, inter alia, returning components to suppliers or reducing cancellation costs to suppliers, and such savings will be passed on to Nortel Networks.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

N.B.:  To be completed by the Parties once Avanex becomes Demand-Pull compliant.


                                  ATTACHMENT A

                                                                 WEEK:  ________

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CPC NO.    DESCRIPTION    RUN    TARGET    TARGET    ACTUAL    ACTUAL    LEAD
                          RATE   FG STK     WIP      FG STK      WIP     TIME
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           NORTEL NETWORKS                  _________________________
           APPROVAL:
           DATE: ____________

           SUPPLIER APPROVAL:               _________________________
           DATE: _____________

           ____

                                  ATTACHMENT B

                                 BOM of Products

                              * = Unique Components

                                   EXHIBIT D

REPAIR SERVICES RATES, FCA REPAIR LOCATIONS AND TECHNICAL ASSISTANCE RATES


I.    TECHNICAL ASSISTANCE RATES

      1.  Training

          a) Avanex offers installation and maintenance training at its offices, or optionally at Nortel Networks site.



II.   FCA REPAIR LOCATIONS

      a)  Avanex's Fremont, CA location



III.  REPAIR SERVICES RATES

      1.  Advance Replacement Service

          Avanex shall, at the request of Nortel Networks, deliver an advance replacement of such Products providing that:

          a) Nortel Networks pays the freight expense on the returned Product; Avanex pays the freight expense for the advance replacement.

          b) Service charges applied: To be mutually agreed to in good faith by the Parties.

      2.  No Fault Found

          To be mutually agreed to in good faith by the Parties

      3.  Verification or Certification Test

          Nortel Networks may return a Product for operational verification tests for a charge to be mutually agreed upon in good faith by the Parties.

    4.  Out of Warranty Repairs

        Nortel Networks may return a Product for repairs not covered under warranty, during the Term, for a charge to be mutually agreed upon in good faith by the Parties.

                                    EXHIBIT E

                   PROCEDURES FOR ORDERS UTILIZING EDI AND TDI
                               (Rev NAESGA_970321)


                                     PART I
                ELECTRONIC DATA INTERCHANGE ("EDI") TRANSMISSION

This Part I of Exhibit E contemplates EDI transmissions of information and Purchase Orders, Blanket Purchase Orders, Transaction Set 850 Releases or EDIFACT 2.0 P.O. Releases (collectively, in this Exhibit E, "Orders"), acknowledgments and invoices. The EDI transactions shall be governed by the Agreement, as modified by this Part I of Exhibit E. This Part I of Exhibit E shall not apply to Orders delivered solely in hard copy document form.

EDI transactions shall be made through a third-party computer network with which the Nortel Networks Companies and Avanex have a services agreement ("Network"). EDI transactions shall be made in accordance with the version of either 1) the American National Standards Institute ("ANSI") Business Data Interchange Standards ANSI X12, or 2) Electronic Data Interchange for Administration, Commerce and Transportation Issue No. 2.0 ("EDIFACT"), which each Nortel Networks Company then utilizes, inclusive of transaction sets or comparable EDIFACT electronic messages, data dictionary, data elements and transmission control. Each party shall be responsible for its respective costs incurred in sending and receiving EDI transmissions.

Avanex shall access at least once on each business day the Network to determine whether it has received any Orders (ANSI X12, Transaction Set 850 or EDIFACT 2.0 ORDERS). A functional Acknowledgment of Receipt of Transmission (ANSI X12, Transaction Set 997) or an EDIFACT functional Acknowledgment Receipt of P.O. Message shall be transmitted immediately upon receipt of an EDI Order. A full Transaction Acknowledgment (ANSI X12, Transaction Set 855 or EDIFACT 2.0 ORDSP) shall be transmitted by Avanex within two (2) Business Days after transmittal of the functional Acknowledgment of Receipt of Transmission. Each Order shall contain and each full Transaction Acknowledgment shall confirm the price, quantity, Product description by part number, FCA Delivery Location, location to which the invoice shall be rendered for payment, method of shipment, Delivery Date.

To reschedule, cancel or otherwise change an Order, a Nortel Networks Company shall transmit a Purchase Order Change (ANSI X12, Transaction Set 860 or EDIFACT
2.0 ORDCHG) and Avanex shall transmit a Purchase Order Change Acknowledgment (ANSI X12, Transaction Set 865 or EDIFACT 2.0 ORDSP) to the appropriate Nortel Networks Company within two (2) Business Days after receipt by Avanex of the Purchase Order Change.

Any forecast information shall be sent using ANSI X12, Transaction Set 830 with a quantity status code of "D" shown in the applicable time period field or EDIFACT 2.0 DELFOR with a delivery plan status indicator of 4. A Transaction Set 830 Release (ANSI X12, Transaction Set 830 with a quantity status code of "C" shown in the applicable time period field on such Transaction Set) or EDIFACT
2.0 DELFOR with a delivery plan status indicator of 1 shall be transmitted by a Nortel Networks Company to confirm a Delivery Date for specific quantities of Products covered by a Blanket Purchase Order, where that Nortel Networks Company requires Avanex to send an Advanced Shipment Notice (ANSI X12, Transaction Set 856 or EDIFACT 2.0 DESADV) prior to shipment. Upon receipt of such Transaction Set 830 Release or EDIFACT 2.0 DELFOR, Avanex shall transmit to the Nortel Networks Company such Advanced Shipment Notice not less than the number of days agreed upon between the FCA Delivery Location and Avanex prior to shipment of the quantity of Products covered by such Transaction Set 830 Release or EDIFACT 2.0 DELFOR.

Each Nortel Networks Company ordering under this Agreement shall access the Network at least once on each Business Day to determine whether it has received any "Invoices" (ANSI X12, Transaction Set 810 or EDIFACT 2.0 INVOIC). A functional Acknowledgment of Receipt of Transmission (ANSI X12, Transaction Set 997 or comparable EDIFACT 2.0 electronic message) shall be transmitted immediately upon receipt of an Invoice.

Neither Party shall have any liability to the other for Orders or Invoices erroneously transmitted to or received due to the malfunction of or a defect in the Network or other causes beyond a Party's reasonable control. If either Party receives a distorted EDI transmission, it shall immediately contact the Network to reject the distorted transmission and request that such transmission be resent. If Avanex receives an Order by EDI transmission stating a quantity and/or price significantly higher or lower than the typical quantity and/or Price shown on Orders issued by that Nortel Networks Company ordering location, Avanex shall immediately contact such ordering location to confirm the accuracy of the electronically transmitted Order.

Each Party shall adopt as its signature an electronic identification consisting of symbol(s) or code(s) which shall be affixed to or contained in each document transmitted by such Party ("Signatures"). Each Party agrees that its Signature shall be sufficient to verify that such Party originated and authorized such document. Each Party shall use reasonable efforts to not disclose the Signature of the other Party to any unauthorized third party.

Any document properly transmitted pursuant to this Part I of Exhibit E shall be deemed to be a "writing" or "in writing", and any such document when containing, or to which there is affixed, a Signature ("Signed Documents") shall be deemed for all purposes (a) to have been duly authorized and executed and (b) to constitute an "original" when printed from electronic files or records established and maintained in the normal course of business. The Parties agree not to contest the validity or enforceability of Signed Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the Party to be bound thereby. Signed Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, shall be admissible as between the Parties to the same extent and under the same conditions as other business records originated and maintained in documentary form.

                                     PART II
                 TECHNICAL DATA INTERCHANGE ("TDI") TRANSMISSION

This Part II of Exhibit E contemplates the electronic transmission of various types of data files, including but not limited to engineering and material specifications, drawings, computer-aided designs ("CADs"), models, plot and flat files ("Technical Data Interchange" or "TDI"). The TDI transmissions between each Nortel Networks Company and Avanex shall be governed by the Agreement and this Part II of Exhibit E.

TDI transmissions shall be made through a third-party computer network with which each of the Nortel Networks Companies and Avanex have a services agreement ("Network"). Each Party shall be responsible for its respective costs incurred in sending and receiving TDI transmissions.

Each Party shall access the Network at least once on each Business Day to determine whether it has received any TDI transmissions.

Each Party acknowledgesand agrees the other shall not have any liability for TDI transmissions erroneously transmitted to or received by it due to a malfunction of or a defect in the Network or other causes beyond either Party's reasonable control. If either Party receives a distorted TDI transmission, it shall immediately contact the Network to reject the distorted transmission and request that such transmission be resent.

The Parties shall comply with such security precautions and rules as may be initiated by the Network to protect TDI transmissions from unauthorized access. The Parties shall treat each TDI transmission as confidential information under the applicable provisions of the Agreement.

Each Party shall adopt as its signature an electronic identification consisting of symbol(s) or code(s) which shall be affixed to or contained in each document transmitted by such Party ("Signature"). Each Party agrees that its Signature shall be sufficient to verify that such Party originated such document. Each Party shall use reasonable efforts to not disclose the Signature of the other Party to any unauthorized third party.

                                    EXHIBIT F

                                 MONTHLY REPORTS

1.   Avanex will provide monthly reports in the following areas:
     a)   Repair and Return;
     b)   Baseline Report;
     c)   General Business.

2. Avanex shall provide a Unit Failure Analysis report on all field returned Products and a Component Failure Analysis report on a monthly basis to Nortel Networks' Repair Manager, to Nortel Networks' Quality Manager and to Nortel Networks' Product Brand Manager. This report which will be issued no later than three (3) Business Days after the start of every month shall contain the following information:

     a) The number of Products delivered to Nortel Networks (on a per PEC level) in previous month.
     b) The number of Products returned to Avanex (on a per PEC level) in previous month.
     c) The number of Products delivered to Nortel Networks (on a per PEC level) year to date.
     d) The number of Products returned to Avanex (on a per PEC level) year to date.
     e) The number of Products delivered to Nortel Networks (on a per PEC level) to date.
     f) The number of Products returned to Avanex (on a per PEC level) to date.
     g)   Pareto of replacement devices of current month per PEC code.
     h)   Pareto of replacement devices cumulative per PEC code.
     i) Post Repair Information on a per unit basis returned to Avanex for repair under the "like-for-like" program for the previous month to include the following information:
          - Symptoms of replacement devices per unit;
          - Cumulative In-service time (in months) per PEC code;
          - Annualized replacement rate per PEC code.
     j)   Trend chart in time of replacement rate value (RpR)
     k) Actual MTBF measurement. Actual annualized MTBF will be calculated from the cumulative replacement rate recorded monthly. Based on results, additional requirements can be determined upon agreement of both Parties.
     l)   On Time service level for 1) Repair and Return 2) Retrofit 3) FCFA
          4) RMA.

     For all occurrences of Product failure in the field, analysis results, corrective actions and implementation plan have to be included in the monthly report.

3. From the date the Products will have successfully passed the Acceptance Program in accordance with Section 4 of the Agreement, Avanex shall provide to Nortel Networks' Repair Manager, to Nortel Networks' Quality Manager and to Nortel Networks' Product Brand Manager a monthly "Minimum Field Baseline" report indicating the minimum applicable release level (number) for the in-service operation of the Products and a "New Product Shipped Baseline". The reports shall contain aforementioned information for all current and previous releases of the Products:

     a)   backward and forward compatibility;
     b)   upgradability from any release to any other release;
     c)   the current Product releases.

4. From the date the Products will have successfully passed the Acceptance Program in accordance with Section 4 of the Agreement, Avanex shall provide to Nortel Networks' Product Brand Manager a monthly "General Business" report which includes the following information:

     a) Number of Products (on a per PEC level) delivered to Nortel Networks in the previous month.
     b) Total business in dollars on a per PEC level delivered to Nortel Networks in the previous month.
     c) Number of Products (on a per PEC level) delivered year to date to Nortel Networks.
     d) Total business in dollars on a per PEC level delivered year to date to Nortel Networks.
     e) Number of Products (on a per PEC level) delivered to date to Nortel Networks.
     f) Total business in dollars on a per PEC level delivered to date to Nortel Networks.
     g) Total number of shipments that were missed or delivered short by Avanex in the previous month.
     h)   Price in effect on a per PEC level in the previous and current months.
     i) Prices paid for Nortel Networks proprietary components in the last month.
     j) Total number of PRS and CSR raised in the previous month against the Products and a summary of each problem.
     k) Total number of calls received from the Nortel Networks Customer Service center in the previous month.

5. In addition to the above, Nortel Networks may, from time to time, request that Avanex provides detailed Unit Failure Analysis and Component Failure Analysis reports.

                                    EXHIBIT G
                               Chance Notification
                                    (Example)

                                                                     Page 1 of 2

-----------------------------------------------------------------------------------------------------
1.   SUPPLIER INFORMATION:                                        2.   PRODUCT CHANGE NOTICE:
                                                                                   1997xxxx
                                                                       ISSUE:      01
-----------------------------------------------------------------------------------------------------
3.   ISSUE DATE:            4.   PRODUCT IDENTIFICATION:
                                 MAJOR SYSTEM    :
                                 SUB SYSTEM      :
                                 HWARE: ?    FWARE: ?    SWARE: ?    PLUGIN: ?

-----------------------------------------------------------------------------------------------------
5.   NEW PROD     RLSE      7.   NEW CLEI CODE         6.   OLD PROD   RLSE       8.   OLD CLEI CODE
     NTxxxxxx     tbd            tbd                        NTxxxxxx   xx               xxxxxxxxx

-----------------------------------------------------------------------------------------------------
9.   ASSOCIATED PRODUCTS OR CHANGES AFFECTED:

-----------------------------------------------------------------------------------------------------
10.  DRAWING NUMBER:                                           11.   CHANGE CLASSIFICATION:
     ADxxxxxx                                                        A/AC/B . . . . . . .

-----------------------------------------------------------------------------------------------------
12.  CLASSIFICATION SUBSTANTIATION:

-----------------------------------------------------------------------------------------------------
13.  REASON FOR CHANGE:

-----------------------------------------------------------------------------------------------------
14.  DESCRIPTION OF CHANGE:

     VERIFICATION PROCEDURES:

     BACKOUT PROCEDURES:

-----------------------------------------------------------------------------------------------------
15.  EFFECT OF CHANGE:
     Enhanced features and easier installability.
     SAFETY HAZARD: ?      FIRE HAZARD: ?       SRVC AFFCTG: ?    TRANS AFFCTG: ?
     MNTNCE AFFCTG: ?      RELIA AFFCTG: ?      POWR AFFCTG: ?    TRAF AFFCTG: ?

-----------------------------------------------------------------------------------------------------
16.  MATERIAL AFFECTED:

-----------------------------------------------------------------------------------------------------
17.  DOCUMENTATION AFFECTED:

-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18.   IMPLEMENTATION DATE:                    19. CHANGE COMPLETION DATE:
      MM/DD/YY                                      N/A

--------------------------------------------------------------------------------

20.   MODIFICATION LOCATION:
      N/A
      TRIALED: N (Field Lab Na)
--------------------------------------------------------------------------------
21.   INSTALLATION HOURS AND MATERIAL COST:
--------------------------------------------------------------------------------
      HOURS: N/A
      COST : N/A

--------------------------------------------------------------------------------
22.   LOCATION AND QUANTITY OF EQUIPMENT:
      N/A

--------------------------------------------------------------------------------
23.   ATTACHMENTS:
      None

--------------------------------------------------------------------------------
24.   COMMENTS:

                                    EXHIBIT H

                              TECHNICAL ASSISTANCE

I.   Technical Assistance by Nortel Networks

1.   It shall be Nortel Networks' responsibility to provide "first line" (Level
     1) technical assistance and support to its customers at its own cost. Nortel Networks' customers will not contact Avanex directly. Nortel Networks will at its option provide any of the following services to its customers as Level 1 support.

     Level 1 Support:

     a)  Telephone Service Desk
     b)  On site support
     c)  Preventative maintenance
     d)  Monitor alarms/malfunctions
     e)  Corrective action and logging
     f)  Product alarm knowledge
     g)  Escalate and report problems
     h)  Remote modem access
     i)  Communication junction to allow Avanex access to customers' sites
     j)  Log and track problems on Nortel Networks CSR database
     k)  Isolate subsystem faults
     l)  Product temporary system solutions
     m)  Software upgrade loads distribution to customers
     n)  Multi-vendor product expertise
     o)  Local spares holding
     p)  Board and module swap
     q)  Manage return of defective units to Avanex
     r)  Provide Product training to Nortel Networks customers

II.  Technical Assistance by Avanex

1. Avanex shall at no cost to Nortel Networks, provide Product training information and Documentation upon terms to be mutually agreed to.

2. As Nortel Networks accepts additional Products under this Agreement, Avanex shall provide to Nortel Networks' personnel, at no charge to Nortel Networks, upon mutually agreeable terms, training and training documentation on such additional Products such that Nortel Networks' personnel shall be able to train other Nortel Networks personnel and customers.

3. Any additional training which Nortel Networks may require from Avanex for its own benefit or for the benefit of its customers shall be requested by Nortel Networks, and carried out by Avanex, at times and places and in accordance with prices as agreed upon between Nortel Networks and Avanex at the time such training is requested by Nortel Networks.

4. Telephone access to qualified Avanex's technical personnel with the following structure:

     a) Non-Urgent Technical Support: Pager service will be available Monday to Friday between the hours of 8 a.m. and 6 p.m. EST (The waiting period for qualified technical assistance shall not exceed thirty (30) minutes). At all other times, voice-mail service shall be available at the same number. The telephone number to reach Avanex's non-urgent technical support personnel at all times will be provided by Avanex.

     Avanex shall advise Nortel Networks of any telephone number change for this service at least thirty (30) calendar days prior to the change.

5. Once Nortel has provided Level 1 Support to its customers, and such Level 1 Support does not completely remedy the problem which is the object of the customers' call, then Avanex, at Nortel's request, shall provide, to Nortel Networks and to Nortel Networks' customers, at no charge, from Monday to Friday between the hours of 8 a.m. and 6 p.m. EST, "Second line" (Level 2) technical assistance which will include the following services:

     Level 2 Support:

     a)  Provide assistance at the request of Nortel Networks
     b)  Provide Avanex technical support contacts (24 hours a day)
     c)  Log and track problems using Nortel Networks' PRS system
     d)  Isolate subsystem and design faults (in-house)
     e)  Perform in-house simulation and testing
     f)  Provide remote modem access to Nortel Networks' Technical Service
         Center
     g) Deliver Software upgrades and Software builds to Nortel Networks' distribution center
     h)  Perform escalation and reporting to Nortel Networks
     i)  Provide Emergency Site Support (at customer/Nortel Networks site)
     j)  Perform Root Cause Analysis
     k)  Provide Spare Buffer (at Nortel Networks' premises)
     l)  Maintain Emergency Spares holding, (at Avanex's premises)
     m)  Update Engineering Changes (ECs) on PAS
     n)  Provide design authority support interfaces
     o)  Analyze and resolve design problems (Hardware and Software)
     p)  Prepare patches and modifications
     q) Incorporate patches into new builds, test perform sanity checks and deliver the builds and Hardware to Nortel Networks' distribution center
     r)  Provide Product temporary solutions
     s)  In-house simulation
     t)  Database problem solution
     u)  Third party product support

6. Notwithstanding any provision set forth in this Exhibit H and/or the Agreement, Avanex will provide on-site support and assistance at no cost to Nortel Networks in the following cases:

     a) Where Nortel Networks is unable to resolve a problem through normal maintenance activities and technical support is provided remotely by Avanex.
     b) Where Nortel Networks is able to resolve a problem but cannot determine the root cause of the problem.
     c) Where a problem with the Product leads a customer to specifically request technical presence.
     d) Where a problem with the Product exists in the field and Avanex's presence is requested by Nortel Networks Senior Management.

     However, Nortel Networks will reimburse Avanex for its actual and reasonable expenses according to the technical assistance rates as set forth in Exhibit D in cases where the problem which initiated the requirement for the on-site support is attributed to reasons that are not related to a fault or deficiency in the Products.

7. Any other technical support which Avanex shall provide to Nortel Networks or its customers shall be pursuant to a written request from Nortel Networks' designated personnel, or such other individual designated, from time to time, by Nortel Networks. Such support shall be at prices set forth in Exhibit D and on terms and conditions agreed upon by the Parties.

8. Technical assistance support will be provided remotely to Nortel Networks and/or to the customer in conjunction with Nortel Networks, but not by Avanex alone (unless authorized in writing to do so by Nortel Networks).

9. Avanex will provide Nortel Networks with a template of required information to be supplied by Nortel Networks when referring a problem for resolution.

10. Avanex will document all known problems and deficiency (service reports [SR] referred by Nortel Networks and discovered by development) with the Products in Nortel Networks' PRS database.

11. Avanex will provide Pager Response Time and Mobilization based on the Problem Classification as prescribed in the following table.

       ========================== ===================== =======================
       Problem Classification*    Pager Response Time   Mobilization
       -------------------------- --------------------- -----------------------
       E1 & E2                    [*]                   [*]
       -------------------------- --------------------- -----------------------
       S1 & S2                    [*]                   [*]
       -------------------------- --------------------- -----------------------
       Non service affecting      [*]                   [*]
       ========================== ===================== =======================

     *Problem Classifications are as defined below:

     The turnaround times for response and closure of SRs are summarized below.

       ========================== ===================== =======================
       SR Priority                SR Response           SR Closure
       -------------------------- --------------------- -----------------------
       E1/E2                      [*]                   [*]
       -------------------------- --------------------- -----------------------
       E3/E4                      [*]                   [*]
       -------------------------- --------------------- -----------------------
       MJ                         [*]                   [*]
       -------------------------- --------------------- -----------------------

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      ---------------------- --------------------------- --------------------
        MN                   [*]                          [*]
      ====================== =========================== ====================

     The progress of the SR resolution is continually updated in the CSDS database. Information concerning the SR is exchanged between the Technical Services representative and the customer until an acceptable solution is achieved.

12. Avanex will provide support consistent with the Problem Classification Definitions as defined below. Target resolution date is from service report
     (SR) opened, not the date the PRS is referred to Avanex.

13.  Problem Classification:

     E1      Emergency Outage/System Fail

      - Resolution Objective             = [*]

      - Escalation                       = [*]

      - Updates to Nortel Networks       = [*]

      - Written report at point of closure to E3

     E2      Potential Traffic Degradation or Outage

      - Resolution Objective             = [*]

      - Escalation                       = [*]

      - Updates to Nortel Networks       = [*]

      - Written report at point of closure to E3

     E3      E1 Follow-up (Opened internally)

      - Target Resolution                = [*]

      - Updates to Nortel Networks       = [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     E4   E2 Follow-up (Opened internally)

      - Target Resolution                        = [*]

      - Updates to Nortel Networks               = [*]

     MJ   Major-Serious Service Affecting Incident or Operational Impact

      - Immediate Objective                      = [*]

      - Escalation                               = [*]

      - Target Resolution                        = [*]

      - Updates to Nortel Networks               = [*]

     MN   Minor Non-Service Affecting Query or Service Request

      - Procedural Deficiencies

      - Documentation Flaws

      - Operational Product Improvement

14.  The following will be the PRIORITY LEVEL DEFINITIONS.

     E1   Emergency Outage/System Fail

      - System or Major System Inoperative

      - Major Loss of Service

      - (Escalation into Nortel Networks and customer management)

     E2   Potential Traffic Degradation or Outage

      - Potential/Partial Loss of Service

      - Management System Down/UnAvailable

      - Loss of Redundancy/Redundant System

     E3   E1 Follow-up (not raised by customer)

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      - An E3 is opened after closure of an E1

      - Root Cause Analysis (RCA) performed

     E4   E2 Follow-up (not raised by customer)

      - An E4 is opened after closure of an E2

      - Root Cause Analysis (RCA) performed

     MJ   Major-Serious Service Affecting Incident or Operational Impact

      - Traffic errors

      - Hardware or Software lockups/unusable

      - Any fault that prevents traffic from being put into service

     MN   Minor Operational Impact

      - Procedural Deficiencies

      - Documentation Flaws

      - Operational Product Improvement.

                                    EXHIBIT I

                                       RUS

                              DEBARMENT CERTIFICATE

                                   S A M P L E

--------------------------------------------------------------------------------

CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION - LOWER TIER COVERED TRANSACTIONS

--------------------------------------------------------------------------------


This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, 7 CFR Part 3017, Section 3017.510, Participants' responsibilities. The regulations were published as Part IV of the January 30, 1989, Federal Register (pages 4722-4733).

(BEFORE COMPLETING CERTIFICATION, READ INSTRUCTIONS ON REVERSE)

(1) The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

(2) Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.


--------------------------------------------------------------------------------
Organization Name                PR/Award Number or Project Name


--------------------------------------------------------------------------------
Name and Title of Authorized Representative



--------------------------------------------------------------------------------
Signature                        Date
--------------------------------------------------------------------------------

Instructions For Certification

1. By signing and submitting this form, the prospective lower tier participant is providing the certification set out on the reverse side in accordance with these instructions.

2. The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the prospective lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

3. The prospective lower tier participant shall provide immediate written notice to the person to which this proposal is submitted if at any time the prospective lower tier participant learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

4. The terms "covered transaction", "debarred", "suspended", "ineligible", "lower tier covered transaction", "participant", "person", "primary covered transaction", "principal", "proposal", and "voluntarily excluded", as used in this clause, have the meanings set out in the Definitions and Coverage sections of ruffles implementing Executive Order 12549. You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

5. The prospective lower tier participant agrees by submitting this form that, should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

6. The prospective lower tier participant further agrees by submitting this form that it will include this clause titled "Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions", without modification, in all lower tier covered transactions and in all solicitations for lower tier covered transactions.

7. A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not debarred, suspended, ineligible, or voluntarily excluded from the covered transaction, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the Non-procurement List.

8. Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

9. Except for transactions authorized under paragraph 5 of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

                                    EXHIBIT J

                                MARKETING SUPPORT

Nortel Networks may, at its option, request Avanex to provide the following marketing support at no cost:

1. Avanex will assist Nortel Networks in providing point-by-point responses to RFQs (Request for Quotations) and RFIs (Request for Information) with respect to the Products.

2.   Avanex will review and provide feedback on promotional material.

3. Avanex will make available a reasonable number of non-operational demo units, up to a maximum of six (6) units, which have the same "Look" as the final Products.

                                    EXHIBIT K

                NORTH AMERICAN FREE TRADE AGREEMENT - PROCEDURES

1.1 Avanex shall perform all administrative actions required to qualify Products and maintain qualification for preferential treatment under the rules of any applicable trade treaty between Canada, USA and Mexico including, without limitation, the North American Free Trade Agreement ("NAFTA"). If a Product qualifies under NAFTA, Avanex shall prepare and distribute a NAFTA Exporter's Certificate of Origin according to Sections
      1.2 and 1.3 below, whichever applies, and any other documents required. Avanex shall respond to NAFTA Exporter's Certificate of Origin questionnaires and assist each Nortel Networks Company in resolving any Product eligibility issues. Any penalties and costs resulting from a NAFTA Exporter's Certificate of Origin subsequently being determined to be invalid shall be acquitted upon terms to be mutually agreed to by the Parties.

1.2 If a NAFTA Exporter's Certificate of Origin is prepared for each shipment, Avanex shall (a) retain the original NAFTA Exporter's Certificate of Origin in Avanex's files with appropriate backup documentation, (b) attach a copy of the Exporter's Certificate of Origin to the customs/shipping documents for the qualifying Product, and (c) mark these customs/shipping documents with the legend: "Copy of the NAFTA Exporter's Certificate of Origin attached."

1.3 If a blanket NAFTA Exporter's Certificate of Origin is prepared, Avanex shall: (a) retain the original NAFTA Exporter's Certificate of Origin in Avanex's files with appropriate backup documentation, (b) mark the customs/shipping documents for the qualifying Product with the legend:
      "Copy of blanket NAFTA Exporter's Certificate of Origin on file at Nortel Networks customs offices in Milton, Ontario (Canada) and in Tonawanda, NY
      (USA)," and (c) mail copies of the blanket NAFTA Exporter's Certificate of Origin to the following offices:

      Canada:                                               USA:
      Nortel Networks Corporation                           Nortel Networks Inc.
      Dept. 1560                                            77 Oriskany Drive
      901 Steeles Avenue                                    Tonawanda, NY, 14150
      Milton, Ontario, Canada L9T 4B6                       USA

                                    EXHIBIT L

                                     NOTICES

AVANEX:             Avanex Corporation
                    40919 Encyclopedia Circle
                    Fremont, CA
                    94538

    U.S.A.
                    Attention: Jim Pickering, Vice President of Quality
    Facsimile No:   (510) 897-4189



NORTEL NETWORKS:    Nortel Networks Corporation
                    3500 Carling Avenue
                    Nepean, Ontario
                    Canada K2H 8E9
                    Attention: Senior Counsel, Supply Management &
                               Microelectronics
    Facsimile No:   (613) 763-1552

    and:            Nortel Networks Corporation
                    9300 Trans Canada Highway
                    St. Laurent, QC
                    Canada H4S 1K5

                    Attention: Director of Purchasing and Component Engineering
    Facsimile No:   (514) 818-3222.

                                    EXHIBIT M

                          INITIAL AVANEX PRESS RELEASE

To be determined by the parties in good faith as soon as practicable after April 28, 2000.